Exhibit 99.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made as of this 31st day of March, 2009, by and among The First Marblehead Corporation, a Delaware corporation (“Seller”), VCG Owners Trust, a Delaware statutory trust (“Purchaser”), and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”).

WHEREAS, Seller is the sole legal and beneficial owner of the Trust Certificate (as defined herein) of NC Residuals Owners Trust, a Delaware statutory trust (the “Company”), formed by the statutory conversion of GATE Holdings, Inc., a Delaware corporation, effective March 31, 2009;

WHEREAS, the Company is the owner or beneficial owner (through NC Owners LLC, (formerly known as The National Collegiate Funding LLC)) of certain certificates of beneficial ownership interests (the “Residuals”) of the NCSLT Trusts (as defined herein) and each of those NCSLT Trusts owns a portfolio of private credit student loans (the “Student Loans”); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Trust Certificate, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and other good and valuable consideration, it is hereby agreed as follows:

1.             DEFINITIONS.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

1.1           “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, interest, costs, liabilities, obligations, taxes, liens, losses, amounts paid in settlement, expenses and fees, including court costs and reasonable attorneys’ fees and expenses related thereto.

1.2           “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with the Person specified.  A Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

1.3           “Agreement” has the meaning set forth in the preamble.

1.4           “Applicable Law” means as of the time of reference, (i) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances and including the Privacy Requirements); (ii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental body having jurisdiction; and (iii) all other applicable judicial and administrative judgments, orders, stipulations awards, writs and injunctions.

1.5           “Assignment and Assumption Agreement” means an agreement substantially in the form of Exhibit E attached hereto which sets forth certain representations, warranties and covenants of such assignee and provides for, among other things, the adoption, assumption and performance by such assignee of (i) the Data Sharing and License Agreement including all of the terms and conditions set forth therein, (ii) each of the tax representations, warranties and covenants contained in Schedule 5.5 of this Agreement and (iii) the covenants contained in Section 5.6 of this Agreement.

1.6           “Bankruptcy Code” has the meaning set forth in Section 8.9.

1.7           “Bid Terms” has the meaning set forth in Section 10.3 below.

1.8           “Borrower” means the person, or all persons collectively, including all students, cosigners, co-borrowers, guarantors, endorsers and accommodation parties, who have executed a promissory note or credit agreement individually or, in the case of multiple borrowers, severally and jointly, on a Student Loan.

1.9           “Borrower Information” has the meaning set forth in the Data Sharing and License Agreement.

1.10         “Breach” has the meaning set forth in Section 8.7 below.

1.11         “Cash Flows” means amounts payable to the holder(s) of the Residuals from the payments thereon.

1.12         “Closing Date” means April 6, 2009, or such other date as the parties shall mutually agree.

1.13         “Code” has the meaning set forth in Schedule 5.5 attached hereto.

1.14         “Company” has the meaning set forth in the recitals.

1.15         “Deidentified Data” has the meaning set forth in the Data Sharing and License Agreement.

1.16         “Disclosure Schedule” has the meaning set forth in Section 4 below.

1.17         “Effective Date” means March 31, 2009, or such other date as the parties shall mutually agree.

1.18         “Financing” means any financing transaction undertaken by Purchaser or an Affiliate that is secured, directly or indirectly, by the Trust Certificate or all or any portion of the Residuals.

1.19         “Income Tax” means any federal, state, local or foreign income tax measured by or imposed on net income, including any interest, penalty or addition thereto, whether disputed or not.

1.20         “Income Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

1.21         “Indemnified Party” “Indemnified Parties” have the meanings set forth in Section 8.3 below.

1.22         “Indemnifying Party” has the meaning set forth in Section 8.3 below.

1.23         “Judgment” has the meaning set forth in Section 8.7 below.

1.24         “Knowledge” means actual knowledge without independent investigation.

1.25         “Lien” means any pledge, lien, encumbrance, charge or other security interest, other than liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings.

1.26         “Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the financial condition of Seller, the Company or NCF, individually or in the aggregate, or to the ability of any of them to consummate timely the transactions contemplated hereby; provided, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development or effect arising from or relating to Union Federal Savings Bank, (b) any adverse change, event, development or effect arising from or relating to the TERI Bankruptcy and (c) any existing event, occurrence, circumstance or contingency relating to Seller, the Company, NCF, the NCSLT Trusts or the Related Assets which is within the public domain or which Purchaser has Knowledge as of the date hereof due to the fact that such information has been disclosed to Purchaser.

1.27         “NCF” has the meaning set forth in Section 6.1.

1.28         “NCSLT Trusts” means (i) The National Collegiate Student Loan Trust 2003-1; (ii) The National Collegiate Student Loan Trust 2004-1; (iii) The National Collegiate Student Loan Trust 2004-2; (iv) The National Collegiate Student Loan Trust 2005-1; (v) The National Collegiate Student Loan Trust 2005-2; (vi) The National Collegiate Student Loan Trust 2005-3; (vii) The National Collegiate Student Loan Trust 2006-1; (viii) The National Collegiate Student Loan Trust 2006-2; (ix) The National Collegiate Student Loan Trust 2006-3; (x) The National Collegiate Student Loan Trust 2006-4; (xi) The National Collegiate Student Loan Trust 2007-1; (xii) The National Collegiate Student Loan Trust 2007-2; (xiii) The National Collegiate

Student Loan Trust 2007-3; (xiv) The National Collegiate Student Loan Trust 2007-4 and (xv) The National Collegiate Master Student Loan Trust I.

1.29         “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency or political subdivision thereof).

1.30         “Proposed Offer Notice” has the meaning set forth in Section 10.2 below.

1.31         “Purchaser” has the meaning set forth in the preamble.

1.32         “Related Assets” means the assets owned by the Company, including (i) the Residuals in the NCSLT Trusts and (ii) the limited liability company interest in NCF and all assets relating to the ownership of NCF including the books and records of NCF.

1.33         “Residuals” has the meaning set forth in the recitals.

1.34         “Right of First Offer” has the meaning set forth in Section 10.2 below.

1.35         “Right of Last Offer” has the meaning set forth in Section 10.2 below.

1.36         “Seller” has the meaning set forth in the preamble.

1.37         “Seller Ownership Ruling” has the meaning set forth in Section 8.8 below.

1.38         “Student Loans” has the meaning set forth in the recitals.

1.39         “Survival Period” means the expiration of any applicable statute of limitations related to all tax years of the NCSLT Trusts from and including the Closing Date to and including December 31, 2015.

1.40         “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.41         “TERI Bankruptcy” has the meaning set forth in Section 7 below.

1.42         “Trust Certificate” means Trust Certificate No. 1 of the Company, representing all of the certificates of beneficial ownership of the Company.

1.43         “UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

1.44         “Vanquish Investor” has the meaning set forth in the preamble.

1.45         “VCG” has the meaning set forth in the preamble.

2.             PURCHASE AND SALE OF TRUST CERTIFICATE.

2.1           Subject to fulfillment of the terms and conditions set forth in Sections 3.1, 3.2 and 3.3, as of the Effective Date, Seller hereby sells, transfers, assigns and conveys to Purchaser, and Purchaser hereby purchases, all right, title and interest of the Seller in and to the Trust Certificate.

2.2           It is the intention of Seller and Purchaser that: (i) the sale constitutes an absolute sale of the Trust Certificate, conveying good title to the Trust Certificate free and clear of any Lien and (ii) the Trust Certificate not be part of Seller’s estate in the event of bankruptcy or insolvency of Seller.

3.             CONDITIONS.

3.1           Documents to be Delivered by the Parties.  The transactions contemplated by the following documents shall be consummated prior to the Closing Date:

(a)           Trust Agreement for the Company, a copy of which is attached hereto as Exhibit A and any documents required by the trustee of the Company.

(b)           Indemnification Agreement, a copy of which is attached hereto as Exhibit B.

(c)           Data Sharing and License Agreement, a copy of which is attached hereto as Exhibit C.

(d)           Side Letter, a copy of which is attached hereto as Exhibit D.

(e)           Limited Liability Company Operating Agreement of Vanquish Investor.

(f)            Limited Liability Company Operating Agreement of Vanquish Advisors LLC.

3.2           Conditions to Obligation of Purchaser.  The obligation of Purchaser to accept the Trust Certificate as set forth in Section 2 is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a)           Delivery of Certificate of Good Standing.  Seller has delivered to Purchaser a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

(b)           Delivery of Secretary’s Certificate.  Seller has delivered to Purchaser a certificate of Seller, signed by an authorized officer thereof, certifying as to (i) its certificate of incorporation, (ii) its bylaws, (iii) resolutions authorizing its performance of the transactions contemplated hereby and (iv) incumbency of certain of its officers, and attaching such documents thereto.

(c)           Representations and Warranties True.  The representations and warranties of Seller contained in Section 4 and Section 6 are true and correct on the Closing Date, and Seller will have performed on or prior to the Closing Date all obligations to be performed by Seller under this Agreement on or prior to the Closing Date.

(d)           Delivery of Trust Certificate.  Seller has delivered to Purchaser the Trust Certificate, endorsed in favor of  Purchaser, together with any and all other documents of title or transfer as Purchaser may reasonably require, so as to transfer to Purchaser good and marketable title to the Trust Certificate, free and clear of any and all Liens whatsoever.

(e)           Approvals. (i)  Seller has obtained all requisite regulatory, administrative, governmental or third party authorizations or consents required to transfer the Trust Certificate to Purchaser in form and substance satisfactory to Purchaser and (ii) Seller shall have delivered to Purchaser evidence, reasonably acceptable to Purchaser that the board of directors of Seller has approved this Agreement and the transfer of the Trust Certificate, if its consent or approval is required.

(f)            Solvency.  (i) Seller shall not be insolvent and shall not become insolvent as a result of the transfer of the Trust Certificate on the Closing Date; (ii) Seller shall not intend to incur or believe that it would incur debts that would be beyond its ability to pay as such debts matured and (iii) such transfer shall not be made by Seller with actual intent to hinder, delay or defraud any Person.

(g)           Opinions.  Legal counsel to Seller shall have delivered legal opinions as requested by Purchaser, such opinions in form and substance reasonably satisfactory to Purchaser and its counsel including opinions as to the due authorization, execution and delivery of the documents, non-contravention of the documents with Seller’s other agreements or constituent documents and the enforceability of the documents against Seller.

(h)           UCC Lien Searches.  UCC-1 lien searches against Seller evidencing no Liens have been filed against Seller, the Company or NCF relating to the Trust Certificate or Related Assets.

(i)            Reimbursement of Expenses.  Purchaser shall have received reimbursement for expenses pursuant to Section 11.2 hereof by wire transfer to such account as Purchaser designates.

(j)            License Fee.  Purchaser shall have received the license fee required to be paid by Seller to Purchaser pursuant to the Data Sharing and License Agreement by wire transfer to such account as Purchaser designates.

(k)           Other.  All other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated in this Agreement have been entered into or delivered.

3.3           Conditions to Obligations of Seller.  The obligation of Seller to deliver the Trust Certificate as set forth in Section 2 is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a)           Representations and Warranties True.  The representations and warranties of Purchaser and Vanquish Investor contained in Section 5 will be true and correct on the Closing Date, and Purchaser and Vanquish Investor will have performed on or prior to the Closing Date all obligations to be performed by Purchaser and Vanquish Investor, as applicable, under this Agreement on or prior to the Closing Date.

(b)           Legal Opinions.  Legal counsel to Purchaser and Vanquish Investor shall have delivered legal opinions as requested by Seller, such opinions in form and substance reasonably satisfactory to Seller and its counsel including opinions as to the due authorization, execution and delivery of the documents, non-contravention of the documents with Purchaser’s and Vanquish Investor’s other agreements or constituent documents and the enforceability of the documents against Purchaser and Vanquish Investor.  Legal counsel to Seller shall have delivered legal opinions as requested by Seller, such opinions in form and substance reasonably satisfactory to Seller.

(c)           Deutsche Bank Opinion.  Deutsche Bank shall have delivered an opinion regarding the valuation of the Residuals as requested by Seller, such opinion in form and substance reasonably satisfactory  to Seller and its counsel.

(d)           Approvals.  (i)  Seller has obtained all requisite regulatory, administrative, governmental or third party authorizations or consents required to transfer the Trust Certificate to Purchaser in form and substance satisfactory to Seller and (ii) Seller has obtained the approval of its board of directors of this Agreement and the transfer of the Trust Certificate, if its consent or approval is required.

4.             REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller hereby represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by Seller to Purchaser on the date hereof, initialed by the parties and attached hereto (the “Disclosure Schedule”), which representations and warranties Purchaser shall be deemed to have relied upon in accepting the Trust Certificate.

4.1           Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2           Seller owns beneficially and of record, free and clear of any and all Liens, and has full power and authority to convey free and clear of any and all Liens, the Trust Certificate, and such Trust Certificate constitutes the entire beneficial ownership of the Company.  Upon completion of the transfer and delivery of the Trust Certificate pursuant to the terms of this Agreement, Purchaser will acquire good and valid title thereto, free and clear of any and all Liens.

4.3           There are no actions, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened against Seller, before any governmental authority having jurisdiction over Seller or any of its properties: (i) asserting the invalidity of this Agreement or any of the other related transaction documents or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other related transaction documents.

4.4           No consent, approval, authorization or order of any court, governmental agency or other body, third party, or shareholders relating to the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the transfer of legal title to the Trust Certificate to Purchaser, is required as to Seller or, if required, such consent, approval, authorization, or order has been or shall, prior to the Closing Date, be obtained.

4.5           Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.  This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).  The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (a) to the Knowledge of Seller, conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to Seller, the Trust Certificate or the Related Assets, or any instrument, contract or other agreement to which Seller is a party or to which the Trust Certificate or Related Assets may be bound or subject; or (b) result in the creation of any claim against, or Lien upon, the Trust Certificate or the Related Assets.

4.6           Except as set forth in Section 4.6 of the Disclosure Schedule, Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.7           Except as set forth in Section 4.7 of the Disclosure Schedule, to Seller’s Knowledge, no ongoing or threatened audit with respect to the Income Tax Returns of Seller exists.

4.8           Each of the representations and warranties made by Seller in this Section 4 shall survive for the Survival Period.

5.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER AND VANQUISH INVESTOR.  Purchaser and Vanquish Investor hereby jointly and severally make the following representations, warranties and covenants to Seller, which representations, warranties and covenants Seller shall be deemed to have relied upon them in entering into and performing this Agreement:

5.1           Purchaser is a statutory trust, which is duly organized, validly existing and in good standing under the laws of the State of Delaware.  Vanquish Investor is a limited liability company, which is duly organized, validly existing and in good standing under the laws of the State of Florida.

5.2           There are no actions, suits, proceedings or investigations pending or, to the Knowledge of each of Purchaser and Vanquish Investor, threatened against Purchaser or Vanquish Investor, before any governmental authority having jurisdiction over Purchaser or Vanquish Investor or any of their respective properties: (i) asserting the invalidity of this Agreement or any of the other related transaction documents or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other related transaction documents.

5.3           No consent, approval, authorization or order of any court, governmental agency or other body, third party, or shareholders relating to the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and the transfer of legal title to the Trust Certificate to Purchaser, is required as to Purchaser or Vanquish Investor or, if required, such consent, approval, authorization, or order has been or shall, prior to the Closing Date, be obtained.

5.4           Each of Purchaser and Vanquish Investor has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder.  This Agreement has been duly executed and delivered by each of Purchaser and Vanquish Investor and is the valid and binding obligation of each of Purchaser and Vanquish Investor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).  The execution and delivery of this Agreement and the consummation by each of Purchaser and Vanquish Investor of the transactions contemplated hereby will not conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to Purchaser or Vanquish Investor, or any instrument, contract or other agreement to which Purchaser or Vanquish Investor is a party, or any instrument, contract or other agreement to which Purchaser or Vanquish Investor may be bound or subject.

5.5           Purchaser and Vanquish Investor hereby jointly and severally make and agree to the tax representations, warranties and covenants on Schedule 5.5 attached hereto and incorporated herein.

5.6           In further consideration of the sale of the Trust Certificate by Seller hereunder, each of Purchaser and Vanquish Investor hereby agrees and covenants that it shall (i) neither use nor disclose any Borrower Information or Deidentified Data for any purpose resulting in a competitive harm to, or otherwise adversely affecting the business of, Seller and its Affiliates, (ii) not terminate the Data Sharing and License Agreement for any reason other than in accordance with Section 3 thereof, including giving effect to any applicable cure period provided therein and (iii) not cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts without the prior written consent of Seller, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is a party.  For the avoidance of doubt, disclosure of Borrower Information or Deidentified Data in connection with a Financing shall not be deemed to result in competitive harm to Seller.

5.7           All of the representations, warranties and covenants made by each of Purchaser and Vanquish Investor in this Section 5 shall survive for the Survival Period.  The covenants made by each of Purchaser and Vanquish Investor in Section 5.6 shall survive beyond the Survival Period.

6.             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.  Seller represents and warrants to Purchaser that the statements contained in this Section 6 are correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule, which representations and warranties Purchaser shall be deemed to have relied upon in accepting the Trust Certificate.

6.1           Organization, Qualification and Power; Subsidiary.  The Company is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has full power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.  The Company is the sole member of NC Owners LLC (f/k/a The National Collegiate Funding LLC) (“NCF”).  NCF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2           Capitalization.  The entire authorized beneficial ownership interests of the Company consist of the Trust Certificate.  The Trust Certificate has been duly authorized, is validly issued, fully paid and non-assessable and is held of record by Seller.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its beneficial ownership interests.

6.3           Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) to the Knowledge of Seller, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject, (ii) violate any provision of the Certificate of Trust, dated March 31, 2009, or Trust Agreement of the Company, dated March 31, 2009, or of the Certificate of Formation, dated March 13, 2003, or the Amended and Restated Limited Liability Company Agreement of NCF, dated as of June 10, 2004, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license or instrument to which either the Company or NCF is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets).  Neither the Company nor NCF needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval would have a Material Adverse Effect.

6.4           Brokers’ Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

6.5           Title to Assets.  The Company and NCF each have good title to the Related Assets.  Neither the Company nor NCF owns any assets, including without limitation any real property, tangible personal property or intellectual property, other than the Related Assets.

6.6           Legal Compliance.  Each of the Company and NCF has complied, and is in compliance as of the date hereof with, all Applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

6.7           Tax Matters.

(a)           For each tax year prior to the year ended June 30, 2008, each of Seller, the Company, NCF and each of the NCSLT Trusts has filed all Income Tax Returns that it has been required to file, and has paid any and all of its respective Taxes associated with the Residuals as such Taxes have come due and that are otherwise required to be paid under all applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(b)           Section 6.7 of the Disclosure Schedule lists all Income Tax Returns filed with respect to the Company and each of the NCSLT Trusts for taxable periods ended on or after June 30, 2003, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit.  Seller has delivered to Purchaser correct and complete copies of all federal Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of the NCSLT Trusts since June 30, 2003.

(c)           None of Seller, the Company, NCF or any of the NCSLT Trusts has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

(d)           Other than the trust agreements set forth on Section 6.9 of the Disclosure Schedule herein governing each of the NCSLT Trusts, none of the Company, NCF or any of the NCSLT Trusts is a party to any Income Tax allocation or sharing agreement.

(e)           The Company, each of the NCSLT Trusts and NCF are, prior to the Closing Date and as of the Closing Date, all treated for Income Tax purposes as either a partnership or a disregarded entity as described in Treasury Regulation 301.7701-3.

(f)            To Seller’s Knowledge, no ongoing or threatened audit exists with respect to the Income Tax Returns of the Company, NCF or the NCSLT Trusts.  Except for the statutory conversion of GATE Holdings, Inc., a Delaware corporation, to a statutory trust, (a) there has not been any predecessor legal entity of the Company, NCF or any of the NCSLT Trusts and (b) there has not been any transferor to any of them in a transaction that was wholly or partially a nonrecognition transaction.

6.8           Liabilities.  Neither the Company nor NCF has any material liabilities of any kind whatsoever, known or unknown, contingent or otherwise.

6.9           Contracts.  Section 6.9 of the Disclosure Schedule lists all written contracts and other written agreements to which the Company or NCF is a party.  Seller has delivered to Purchaser a correct and complete copy of each contract or other agreement (as amended to date) listed in Section 6.9 of the Disclosure Schedule.

6.10         Litigation.

(a)           Section 6.10 of the Disclosure Schedule sets forth each instance in which any of the Company, NCF or the NCSLT Trusts (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing or investigation (A) would not have a Material Adverse Effect or (B) is in the ordinary course of business related to a Borrower of the Student Loans owned by the NCSLT Trusts.

(b)           There are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company or NCF, threatened against either of them or any of the

NCSLT Trusts, before any governmental authority having jurisdiction over the Company, NCF or any of the NCSLT Trusts or any of their respective properties: (i) asserting the invalidity of this Agreement or any of the other related transaction documents or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other related transaction documents.

6.11         No Employees.  Neither the Company nor NCF has any employees currently and neither has had any employees previously.

6.12         Information Related to the NCSLT Trusts.  The information relating to each of the NCSLT Trusts (including each of the NCSLT Trusts that issued securities to the public and each of the NCSLT Trusts that issued securities in a non-public offering) consisting of (i) each of the monthly or quarterly reports delivered to investors or, with respect to each of the NCSLT Trusts that issued securities to the public, made publicly available on Seller’s website relating to such NCSLT Trusts, (ii) each of the documents and agreements filed by each of the NCSLT Trusts that issued securities to the public with the Securities and Exchange Commission or delivered to investors in connection with a private placement by the NCSLT Trusts and (iii) each of the documents and agreements related to the issuance of securities by the NCSLT Trusts, was, to the Knowledge of Seller, true and correct in all material respects and did not omit to state a material fact, as of the respective date thereof.  To the Knowledge of Seller, as of the Closing Date, (i) except as set forth in Section 6.12 of the Disclosure Schedule, there are no other material agreements to which any of the NCSLT Trusts are a party, (ii) there are no other registration statements, prospectuses, private placement memoranda or other offering documents prepared by the NCSLT Trusts used in the issuance of securities by the NCSLT Trusts and (iii) there are no other material reports prepared by First Marblehead Data Services, Inc., as administrator of each of the NCSLT Trusts, that have been delivered to the holders of the securities issued by the NCSLT Trusts.

6.13         Disclaimer of Other Representations and Warranties.  Except as expressly set forth in Section 4 and this Section 6, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Company, NCF, the NCSLT Trusts or any of their respective assets, liabilities or operations, including, without limitation, with respect to the value of the Residuals, the TERI Bankruptcy or any of its analyses of the timing or amount of expected or anticipated Cash Flows, and any such other representations or warranties are hereby expressly disclaimed.

6.14         Each of the representations and warranties made by Seller in this Section 6 shall survive for the Survival Period.

7.             TERI BANKRUPTCY.  Seller has advised Purchaser that the NCSLT Trusts, the amount and timing of Cash Flows and the value of the Residuals are potentially materially adversely affected by the bankruptcy proceeding involving The Education Resources Institute, Inc. (the “TERI Bankruptcy”), which entity is the guarantor of the Student Loans owned by the NCSLT Trusts, pending in the United States Bankruptcy Court, District of Massachusetts (Eastern Division) Case No. 08-12540 (HJB).  Purchaser and Vanquish Investor acknowledge that the documents related to the TERI Bankruptcy are available for their review and that they have had the opportunity to evaluate the information contained therein and made such inquiries of Seller as they have determined to be necessary, appropriate or desirable.  Purchaser and Vanquish Investor acknowledge and agree that neither Seller nor any of its Affiliates shall have (i) any liability to Purchaser, Vanquish Investor or any of their Affiliates (or funds advised by any of them) for (A) any action or inaction on or before the date hereof of Seller or any of its Affiliates in connection with the TERI Bankruptcy or (B) any action or inaction after the date hereof of First Marblehead Data Services, Inc., as administrator of the NCSLT Trusts, or of the NCSLT Trusts themselves in connection with the TERI Bankruptcy or (ii) any indemnification obligations pursuant to this Agreement or otherwise to Purchaser, Vanquish Investor or any of their Affiliates (or funds advised by any of them) for any Adverse Consequences arising out of or resulting from the TERI Bankruptcy.  This Section 7 shall remain operative and in full force and effect following the Closing Date and the delivery and payment for the Trust Certificate and shall be binding on any subsequent transferee of the Residuals.

8.             REMEDIES FOR BREACH OF THIS AGREEMENT.

8.1           Breach by Seller.  In the event Seller breaches any of its representations, warranties or covenants contained in Section 4 or Section 6 herein and, provided that Purchaser makes a written claim for indemnification against Seller within the Survival Period, then Seller shall indemnify, defend and hold harmless Purchaser and each of its officers, directors, members, employees and agents to the fullest extent lawful from and against any Adverse Consequences Purchaser shall suffer arising out of or resulting from the breach.

8.2           Breach by Purchaser and/or Vanquish Investor.  In the event Purchaser or Vanquish Investor breaches any of its respective representations, warranties or covenants contained in Section 5 (including Schedule 5.5 incorporated by reference therein) or Section 10 of this Agreement and, provided that Seller makes a written claim for indemnification against Purchaser and Vanquish Investor within the Survival Period (or beyond the Survival Period, in the case of a claim for breach of Section 5.6), then Purchaser and Vanquish Investor hereby jointly and severally agree to indemnify, defend and hold harmless Seller and its officers, directors, members, employees and agents to the fullest extent lawful from and against any Adverse Consequences any of them shall suffer arising out of or resulting from the breach.

8.3           A party obligated to provide indemnification under this Section 8 (an “Indemnifying Party”) shall reimburse the indemnified parties of the other party (the “Indemnified Parties”) for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) (a) as such expenses are incurred by an Indemnified Party in connection with investigating, preparing to defend or defending any action, suit, claim or proceeding (including any inquiry or investigation) related to an assessment by the Internal Revenue Service against the Indemnified Party for a deficiency in the payment of federal Income Taxes, resulting from either (i) the failure of the

Indemnifying Party to pay any federal Income Taxes required to be paid hereunder or (ii) the material breach by the Indemnifying Party of any representation, warranty or covenant contained, or incorporated by reference in, Section 4.7, 5.5 or 6.7 of this Agreement; provided that the Indemnified Parties shall submit invoices to the Indemnifying Party within 15 days of receipt from any third parties providing services to the Indemnified Parties in connection with such defense; provided further that the maximum payment for each calendar month during which the Indemnified Parties are entitled to reimbursements hereunder shall be $50,000 with any unused amounts to be applicable for expenses in subsequent months and any amounts remaining thereafter to be reimbursed by the Indemnifying Party following final disposition of any such action, claim or proceeding and (b) following final disposition of any other such action, suit, claim or proceeding.  If an Indemnified Party makes a claim under this Section 8 for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

8.4           An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any fees and out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate reasonably in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the

Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

8.5           The obligations of the Indemnifying Party under this Section 8 shall survive the sale of the Trust Certificate and the Closing Date.  The indemnity contained in this Section 8 shall be the sole and exclusive monetary remedy of Indemnified Parties for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its affiliates) for any lost profits, consequential damages or punitive damages of such other party (or any of its affiliates) arising out of or relating to this Agreement or the performance or breach hereof (unless arising from a claim by a third party).  The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought against any Indemnified Party.

8.6           The amount the Indemnifying Party shall pay to the Indemnified Party with respect to a claim made pursuant to this Section 8 shall be an amount equal to the Adverse Consequences incurred by the Indemnified Party with respect to such claim, after giving effect to any Taxes payable by the Indemnified Party on receipt of any indemnification hereunder with respect to such claim and any tax benefit actually realizable (including deductions) by the Indemnified Party with respect to such claim for tax purposes.

8.7           The parties agree that any breach of any representations, warranties or covenants contained in Section 5.5 (including Schedule 5.5 incorporated by reference therein), Section 5.6 or Section 10 of this Agreement by Purchaser or Vanquish Investor would cause not only financial harm but also substantial and irreparable harm to Seller, such that money damages will not provide an adequate remedy for such harm.  In the event of any breach of Section 5.5 (including Schedule 5.5 incorporated by reference therein), Section 5.6 or Section 10 of this Agreement by Purchaser or Vanquish Investor, in addition to any other rights and remedies it may have, Seller shall be entitled to (i) an injunction or injunctions (without the necessity of posting any bond or surety) immediately restraining Purchaser or Vanquish Investor from disclosing, transferring or using, in whole or in part, any Borrower Information or Deidentified Data for any purpose whatsoever pending final disposition of the claim of breach (“Breach”), (ii) specific performance (without the necessity of posting any bond or surety) of the covenants of Purchaser and Vanquish Investor set forth in Section 5.6 of this Agreement pending final disposition of the Breach and (iii) upon obtaining a final non-appealable judgment in favor of Seller as to such Breach (a

“Judgment”), specific performance of all of the covenants, agreements and obligations of Purchaser and Vanquish Investor set forth in Section 8.8 below.  The parties agree that the provisions of this Section 8.7 are necessary for the protection of the business and goodwill of Seller and are considered by each of Purchaser and Vanquish Investor to be reasonable for such purpose.

8.8           In the event that either (a) a Judgment has been obtained or (b) Seller is treated as the owner of the Residuals by the Internal Revenue Service following the final disposition of any action, suit, claim, investigation or proceeding relating to such matter (a “Seller Ownership Ruling”), each of Purchaser and Vanquish Investor (i) agree that none of Purchaser, Vanquish Investor or any of their Affiliates shall disclose, transfer or use, in whole or in part, any Borrower Information or Deidentified Data for any purpose whatsoever without the prior written consent of Seller, (ii) agree that none of Purchaser, Vanquish Investor or any of their Affiliates shall cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts, without the prior written consent of Seller, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is a party, (iii) agree that (A) immediately prior to such Breach or Seller Ownership Ruling, Purchaser, Vanquish Investor and each of their Affiliates shall be deemed to have assigned, conveyed, transferred and granted to Seller all of their right, title and interest in and to the Borrower Information and Deidentified Data, including, without limitation, all such Borrower Information and Deidentified Data that comes into existence after the date of the Breach or Seller Ownership Ruling, and agree that thereafter all rights to Borrower Information and Deidentified Data shall revert to and be vested in Seller, (B) Seller, and not Purchaser, Vanquish Investor or any of their Affiliates, shall be immediately treated as the sole owner of Borrower Information and Deidentified Data to the maximum extent permitted under all Applicable Law, including but not limited to the Graham-Leach-Bliley Act and other data privacy and security statutes, following the date of such Breach or Seller Ownership Ruling, (C) for the sole purpose of consummating the transfer described in clause (A) of this subsection (iii), Seller is granted a power of attorney to act on behalf of Purchaser, Vanquish Investor and each of their Affiliates to assign, transfer, convey and grant such rights to Seller, which power is coupled with an interest, the value of which is hereby acknowledged by all of the parties and (D) each of Purchaser, Vanquish Investor and any of their Affiliates shall promptly send to Seller in electronically readable format all copies of all Borrower Information and Deidentified Data and shall, at the request of Seller, destroy (and certify the destruction of) such Borrower Information and Deidentified Data (other than Deidentified Data in the form of servicer reports or other information provided to the holders of securities of the NCSLT Trusts, which each of Purchaser and Vanquish Investor shall be entitled to retain and use as it sees fit) by (Y) burning, pulverizing or shredding of papers containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed and (Z) ensuring the destruction or erasure of electronic media containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed, (iv) if the transfer pursuant to subsection (iii) above is not enforceable, agree to immediately grant to Seller, and hereby grant to Seller, an unlimited, perpetual, exclusive, transferable and irrevocable royalty-free license to any and all Borrower Information and Deidentified Data, including all such Borrower Information and Deidentified Data that comes into existence after the date of Breach or Seller Ownership Ruling and (v) shall immediately provide irrevocable instruction to each servicer of the Student Loans to send to Seller (and not to Purchaser, Vanquish Investor or any of their Affiliates) all monthly reports relating to the Student Loans provided by such servicers.  The parties agree that substantial and irreparable harm would occur to Seller, such that money damages will not provide an adequate remedy for such harm, if this Section 8.8 were not performed in accordance with its terms.  The parties agree that the provisions of this Section 8.8 are necessary for the protection of the business and goodwill of Seller and are considered by each of Purchaser and Vanquish Investor to be reasonable for such purpose.

8.9           Any rights or licenses granted pursuant to this Agreement are or will be, for all purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property,” within the meaning of the Bankruptcy Code.  Each of Purchaser and Vanquish Investor agrees that Seller as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under Section 365(n) of the Bankruptcy Code.  In the event that a case under the Bankruptcy Code is commenced by or against either Purchaser or Vanquish Investor, each of Purchaser and Vanquish Investor agrees that it will not (a) terminate or reject this Agreement or (b) assign or sell the intellectual property licensed hereunder without Seller’s written consent.  All rights, powers and remedies of Seller provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity in the event of the commencement of a case under the Bankruptcy Code by or against either Purchaser or Vanquish Investor.  The parties further agree that they intend the foregoing rights to extend to the maximum extent permitted by law, including the right to continue to receive and access any and all Borrower Information and Deidentified Data.

8.10         This Section 8 shall survive the sale, transfer and assignment of the Trust Certificate to Purchaser.

9.             NOTICES.  All notices, demands and other communications which may be or are required to be given hereunder or with respect hereto shall be in writing and shall be deemed given two (2) business days following the date when mailed, postage prepaid, by certified mail, return receipt requested, or when delivered by overnight courier service addressed to Purchaser, Vanquish Investor or Seller at its address as set forth on the signature page of this Agreement or to such other address as a party may designate hereafter by written notice to the other parties.

10.                               CALL OPTION; RIGHT OF FIRST OFFER; UNSOLICITED BID.

10.1                         Call Option.  Seller shall have the option to purchase from Purchaser, and Purchaser shall be obligated to sell to Seller, at any time prior to December 31, 2010, by delivery of written notice to Purchaser no less than 10 days prior to purchase, any of the Residuals, related to either The National Collegiate Student Loan Trust 2007-3 or The National Collegiate Student Loan Trust 2007-4.  The consideration to be paid by Seller to Purchaser upon exercise of the call option provided hereby and consummation of the resulting transfer shall be $125,000 for each of the Residuals of each of The National Collegiate Student Loan Trust 2007-3 and The National Collegiate Student Loan Trust 2007-4.

10.2                         Right of First Offer; Right of Last Offer.  Prior to any marketing of the sale of the Trust Certificate and/or all or any portion of the Residuals to a third party not affiliated with either Purchaser or Vanquish Investor, Purchaser and Vanquish Investor hereby unconditionally and irrevocably grants to Seller a right of first offer to purchase the Trust Certificate and/or all or any portion of the Residuals that Purchaser or Vanquish Investor may propose to offer, directly or indirectly, at the price and on the terms and conditions as those to be offered to a prospective transferee (the “Right of First Offer”); provided, however, this Section 10.2 shall not be applicable to a sale by Purchaser to its Affiliate.  In such event, Purchaser must deliver a written notice (“Proposed Offer Notice”) to Seller not later than forty-five (45) days prior to initiation of any marketing of the Trust Certificate and/or all or any portion of the Residuals.  Such Proposed Offer Notice shall contain the material terms and conditions (including price and form of consideration) of the proposed offer.  To exercise its Right of First Offer under this Section 10.2, Seller must deliver a notice to Purchaser and/or Vanquish Investor, as applicable, within such forty-five (45) day period prior to the initiation of any marketing of the Trust Certificate and/or all or any portion of the Residuals, and Seller shall consummate the purchase of the Trust Certificate and/or all or any portion of the Residuals that Purchaser or Vanquish Investor is offering within twenty (20) days thereafter.  In the event that Seller fails to exercise its Right of First Offer, and Purchaser and/or Vanquish Investor, as applicable, then negotiate a potential sale of the Trust Certificate and/or all or any portion of the Residuals to a prospective transferee on terms and conditions more favorable to such prospective transferee than set forth in the Proposed Offer Notice, Purchaser and/or Vanquish Investor, as applicable, shall re-offer the right to purchase the Trust Certificate and/or all or any portion of the Residuals to Seller on such terms and conditions (the “Right of Last Offer”).  The parties agree and acknowledge that time is of the essence in relation to any such offer, and therefore, to exercise its Right of Last Offer under this Section 10.2, Seller must deliver a notice to Purchaser and/or Vanquish Investor, as applicable within ten (10) business days after delivery of such re-offer.  In the event that each of Purchaser and Vanquish Investor has complied with this Section 10.2 and Seller thereafter fails to exercise its Right of First Offer, and, if applicable, its Right of Last Offer, Purchaser and/or Vanquish Investor, as applicable, may sell the Trust Certificate and/or all or any portion of the Residuals to a prospective transferee under this Section 10.2; provided, however, prior to or simultaneously with any transfer of the Trust Certificate and/or all or any portion of the Residuals, Purchaser and/or Vanquish Investor, as applicable, shall require such prospective transferee, and such prospective transferee shall agree, to execute and deliver, prior to or simultaneously with any such transfer, an Assignment and Assumption Agreement.

10.3                         Unsolicited Bid.  In the event of an unsolicited bid to purchase the Trust Certificate and/or all or any portion of the Residuals from a third party not affiliated with either Purchaser or Vanquish Investor, each of Purchaser and Vanquish Investor shall notify Seller within five days of the price, terms and conditions offered by the bidder (the “Bid Terms”); provided, however, this Section 10.3 shall not be applicable to a sale by Purchaser to its Affiliate.  The parties agree and acknowledge that time is of the essence in relation to any such offer.  Purchaser and/or Vanquish Investor, as applicable, shall cooperate with Seller in the evaluation of the Bid Terms and the preparation of a response or counteroffer thereto.  Prior to delivery of such response (if an acceptance of the bid) or counteroffer, the parties shall negotiate in good faith to determine if Seller is willing to match the Bid Terms.  In the event that each of Purchaser and Vanquish Investor has fully complied with this Section 10.3 and Seller thereafter fails to match the Bid Terms within ten (10) business days of notice, Purchaser and/or Vanquish Investor, as applicable, may sell the Trust Certificate and/or all or any portion of the Residuals to the bidder on the Bid Terms under this Section 10.3; provided, however, prior to or simultaneously with any transfer of the Trust Certificate and/or all or any portion of the Residuals, Purchaser and/or Vanquish Investor, as applicable, shall require such bidder, and such bidder shall agree, to execute and deliver, prior to or simultaneously with any such sale, an Assignment and Assumption Agreement.  In the event that Seller agrees to match the Bid Terms within ten (10) business days of notice to Seller, the parties shall consummate the purchase of the Trust Certificate and/or all or any portion of the Residuals that Purchaser or Vanquish Investor is offering within twenty (20) days thereafter.

11.                               MISCELLANEOUS.

11.1                         Covenant of Further Assurances.  The parties hereto covenant and agree that they shall execute and deliver any and all additional writings, instruments and other documents and shall take such further action as shall be reasonably required in order to effectuate the intent, terms and purposes of this Agreement, including without limitation Sections 5.6 and 8.8 hereof.

11.2                         Expenses.  Seller shall pay or reimburse Purchaser and Vanquish Investor for its reasonable out-of-pocket costs and expenses which Purchaser and Vanquish Investor incurred in connection with the transaction, contemplated herein, up to a maximum aggregate amount of one million two hundred and fifty thousand dollars ($1,250,000) incurred in connection with the negotiation, preparation and execution of this Agreement and any other documents, including the agreements contemplated by Section 3.1 of this Agreement, prepared in connection to the transactions contemplated herein.  On or prior to the Closing Date, Purchaser and Vanquish Investor shall deliver a statement to Seller setting forth the amount of such costs and expenses, which statement shall be conclusive evidence of such amounts.  Upon payment of such amounts, Seller shall be deemed to have approved such costs and expenses and to have waived any right to object to such amounts after the Closing Date.  This Section 11.2 shall survive the sale, transfer and assignment of the Trust Certificate to Purchaser.

11.3                         Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective legal representatives, heirs, executors, administrators, successors and assigns.  Purchaser shall have the right to assign all of its interests and rights hereunder to (i) an Affiliate at any time, provided that (x) Purchaser delivers five days’ prior written notice thereof to Seller, identifying such Affiliate and (y) such Affiliate, prior to or simultaneously with such assignment, executes an Assignment and Assumption Agreement, or (ii) an unaffiliated entity upon compliance with Section 10.2 and Section 10.3 herein, as applicable.  For the avoidance of doubt, except as may be required by any banking or securities regulatory or self-regulatory authority having jurisdiction over Seller, Seller shall not have the right to obtain from any proposed transferee any additional information regarding such transferee other than as specified in the Assignment and Assumption Agreement, including Exhibit A thereto, without the consent of Purchaser.

11.4                         Amendments and Waivers.  This Agreement (including the exhibits attached hereto) may be amended or waived only by a writing signed by all parties hereto, and such waiver shall be effective only in the specific instance and for the specific purpose for which given.

11.5                         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).  EACH OF SELLER, PURCHASER AND VANQUISH INVESTOR IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT, OR IN ANY OTHER COURT OF COMPETENT JURISDICTION WITHIN THE UNITED STATES; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

11.6                         General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)                                  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(d)                                 a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)                                  the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)                                    the term “include” or “including” shall mean without limitation by reason of enumeration.

11.7                         Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which when taken together shall be deemed to be one and the same instrument.

11.8                         Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.9                         Section Headings.  The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11.10                   Severability.  Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal, unenforceable or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph or paragraph so held to be invalid, illegal, unenforceable or ineffective.  In the event of any such determination affecting any of Sections 8.7, 8.8 or 8.9 hereof, the parties agree to negotiate in good faith to modify this Agreement to the limited extent necessary to restore the original intent and purpose of those Sections.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement the day and year first above written.

PURCHASER:

VCG OWNERS TRUST

By: VCG Securities LLC, as Sponsor and Beneficial Owner

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

VANQUISH INVESTOR:

VCG SECURITIES LLC

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

SELLER:

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	Managing Director
Address:	The First Marblehead Corporation
The Prudential Tower
800 Boylston Street - 34th Floor
Boston, MA 02199-8157
Attention: Corporate Law Department

SCHEDULE 5.5

Purchaser and Vanquish Investor’s Tax Representations, Warranties and Covenants

1.                                       (a)                                 Purchaser’s Taxpayer Identification Number is 26-6859144.

(b)                                Vanquish Investor’s Tax Identification Number is 37-1563790.

2.                                       (a)                                 Purchaser is a domestic statutory trust.

(b)                                Vanquish Investor is a domestic limited liability company, which has elected to be classified for federal income tax purposes as an association pursuant to Treas. Reg. Section 301.7701-3.

3.                                       (a)                                 Purchaser is a disregarded entity for federal income tax purposes.

(b)                                Vanquish Investor is not a pass-through for federal income tax purposes.

4.                                     Each of Purchaser and Vanquish Investor understands that the Residuals represent residual interests in certain Student Loan securitization trusts.

5.                                     Each of Purchaser and Vanquish Investor (and its sole beneficial owner) have historically paid its (or his) respective debts as they become due, and believes that it (or he) will be able to continue to pay its (or his) respective debts as such debts become due in the future.

6.                                     Each of Purchaser and Vanquish Investor understands that as holder of the Residuals, each of Purchaser and Vanquish Investor may incur tax liabilities in excess of any cash flows generated by the interest.

7.                                     Each of Purchaser and Vanquish Investor has a valid business purpose for entering into this transaction and such purpose is consistent with its ownership of other similar assets.

8.                                     Each of Purchaser and Vanquish Investor shall pay any and all of its respective taxes associated with the Residuals as such taxes come due and that are otherwise required to be paid under all applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”).  To that effect, each of Purchaser and Vanquish Investor expect to use valid methods, some of which may have been utilized by Vanquish Capital Group, LLC (“VCG”), any of its Affiliates and/or any funds advised by any of them, in connection with ownership of assets similar to the Residuals, to pay tax arising from the recognition of income in excess of cash received with respect to the Residuals after application of valid tax planning methods.  On or before December 31 of each year, a financial officer of Purchaser shall deliver to Seller a written certificate, substantially in the form of Exhibit A to this Schedule 5.5, to the effect that all taxes related to the Residuals for the prior tax year have been paid.

9.                                     Each of Purchaser and Vanquish Investor is duly organized and validly exists under the jurisdiction of its organization.  Each of Purchaser and Vanquish Investor is neither bankrupt nor insolvent nor does each of Purchaser and Vanquish Investor have reason to believe that it will become bankrupt or insolvent.  Each of Purchaser and Vanquish Investor has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations.  The respective persons executing and delivering this Agreement on behalf of each of Purchaser and Vanquish Investor is duly authorized to do so on Purchaser and Vanquish Investor’s behalf.  The execution and delivery by each of Purchaser and Vanquish Investor of this Agreement and the consummation of the transactions on the terms set forth herein are within the respective corporate powers of each of Purchaser and Vanquish Investor.

10.                               Neither the execution and delivery by Purchaser or Vanquish Investor of this Agreement, nor the compliance by Purchaser or Vanquish Investor with the provisions hereof, nor the consummation by Purchaser or Vanquish Investor of the transactions as set forth herein, will (i) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, the respective articles or by-laws of Purchaser or Vanquish Investor or, after giving effect to the consents or the taking of the actions contemplated by clause (ii) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Purchaser or Vanquish Investor or any of its respective properties, or any of the provisions of any indenture or mortgage, or any other contract or instrument to which Purchaser and/or Vanquish Investor is a party or by which it or any of its respective properties is bound, or (ii) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by Purchaser and/or Vanquish Investor.

11.                               Each of Purchaser and Vanquish Investor (and its sole beneficial owner) have filed all of its (or his) required federal and state income tax returns and has paid all of its (or his) federal and state income taxes due; and further, each of Purchaser and Vanquish Investor intends to file and pay all of its (or his) returns and taxes in the future.

12.                               Each of Purchaser and Vanquish Investor understands that any information Seller has provided or will provide to each of Purchaser and Vanquish Investor relating to the cash flows, yield or similar calculations relating to the Residuals reflects only the results of such calculations performed by Seller or others and is not a projection or prediction; that neither the assumptions nor the results of such calculations will conform to actual experience and that Seller makes no representation or warranty as to such calculations; that each of Purchaser and Vanquish Investor will analyze the Residuals itself and with each of Purchaser and Vanquish Investor’s tax and other advisors and each of Purchaser and Vanquish Investor is not relying on Seller or such calculations in making Purchaser and Vanquish Investor’s respective decisions in connection with these transactions, including without limitation, Purchaser and Vanquish Investor’s respective decisions to consummate these transactions.

13.                               Seller’s sale and Purchaser and Vanquish Investor’s purchase of the Residuals constitute a transfer for tax and all other purposes and each party thereto has received due and adequate consideration in each of Purchaser and Vanquish Investor’s views, the transactions represent fair value, representing the result of arms length negotiations and taking into account each of Purchaser and Vanquish Investor’s analysis of the tax and other consequences of investment in the Residuals.  Each of Purchaser and Vanquish Investor, as the sole owner of Purchaser, shall treat itself as the sole owner of the Residuals for federal, state and local tax purposes.

14.                               Each of Purchaser and Vanquish Investor represents that it understands that, as a holder of the Residuals, each of Purchaser and Vanquish Investor may incur tax liabilities in excess of any cash flows generated by the Residuals and that each of Purchaser and Vanquish Investor intends to pay taxes associated with holding the Residuals as they become due.

15.                               Each of Purchaser and Vanquish Investor expects that the transfer of the Residuals will be economically profitable to each of Purchaser and Vanquish Investor overall, after all related expenses (including taxes) have been paid and based on each of Purchaser and Vanquish Investor’s assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

16.                               Each of Purchaser and Vanquish Investor is a “U.S. Person” as defined in the Code and each of Purchaser and Vanquish Investor represents that neither will cause income from the Residuals to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of Purchaser, Vanquish Investor or another U.S. taxpayer.

17.                               Each of Purchaser and Vanquish Investor represents that the present value of the anticipated tax liabilities associated with holding the Residuals does not exceed the sum of:

(i)                                   the present value of any consideration given to Purchaser and/or Vanquish Investor to acquire the interests;

(ii)                                the present value of the expected future distributions on the interests; and

(iii)                             the present value of the anticipated tax savings associated with holding the interests as the Residuals generate losses.

For purposes of the foregoing, present values are computed as set forth in Treas. Reg. Section 1. 860E-1(c)(8)(iii) that is, using a discount rate equal to the Federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by Purchaser or Vanquish Investor, as the case may be, using the highest rate of tax specified in section 11(b)(1) of the Code.

18.                               Each of Purchaser and Vanquish Investor shall not transfer, directly or indirectly, any interest in the Residuals to any Person (or its members or owners) unless such Person makes and agrees in writing to all of the representations, warranties and covenants set forth herein as of the date of such transfer, modified to appropriately represent such

Person’s status as a corporation, individual, partnership, limited liability company or other entity, and their classification for federal and state income tax purposes.  For purposes of the foregoing, a transfer shall include a change in the classification of the Person for federal income tax purposes, in which case any member or owner of the Person shall be required to make the foregoing representations, warranties and covenants.

Exhibit A

ANNUAL CERTIFICATION OF PURCHASER REGARDING CERTAIN TAX MATTERS

This Certificate is delivered in connection with the Purchase Agreement by and among The First Marblehead Corporation, a Delaware corporation, VCG Owners Trust, a Delaware statutory trust (“Purchaser”) and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”), dated as of March 31, 2009, (as amended and supplemented from time to time, the “Purchase Agreement”).  Capitalized terms used herein but not defined have the meanings set forth in the Purchase Agreement.

The undersigned, being a financial officer of Purchaser or Vanquish Investor, or if Vanquish Investor is a natural person, then Vanquish Investor, certifies and represents that each of Purchaser, Vanquish Investor, and its members has paid for its tax year prior to the date of this Certificate any and all of its respective taxes associated with the Residuals as such taxes have come due and that are otherwise required to be paid under all applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

If Purchaser or Vanquish Investor is a pass-through entity for U.S. federal income tax or state tax purposes, Purchaser or Vanquish Investor shall provide this Certificate only if it has received a certificate substantially similar to this Certificate from the underlying members of such pass-through entity.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed on behalf of each of Purchaser and Vanquish Investor as of December 31,               .

By:
Name:
Title:[Financial Officer]
VCG Owners Trust

By:
Name:
Title:[Financial Officer]
VCG Securities LLC

EXHIBIT A

Trust Agreement

TRUST AGREEMENT

THIS TRUST AGREEMENT (this “Agreement”) is made as of this 31st day of March, 2009, by and among The First Marblehead Corporation (“FMC”), a Delaware corporation, as depositor (prior to the consummation of the Sale and Purchase, the “Depositor”), VCG Owners Trust, a Delaware statutory trust (“VCG”) and Wilmington Trust Company, a Delaware banking corporation (“Wilmington Trust”), as owner trustee (the “Owner Trustee”).

WHEREAS, GATE Holdings, Inc. (“GATE”), heretofore a Delaware corporation, converted (the “Conversion”) pursuant to Section 266 of the Delaware General Corporation Law and Section 3820 of the Delaware Statutory Trust Act (the “Act”) into a Delaware statutory trust (the “Trust”);

WHEREAS, FMC was the sole shareholder of GATE and as a result of the Conversion became the sole beneficial owner of the Trust;

WHEREAS, subsequent to the Conversion, FMC intends to sell the Trust, and VCG intends to purchase the Trust (the “Sale and Purchase”), pursuant to a purchase agreement by and among FMC, VCG and Vanquish Investor LLC, a Florida limited liability company, and as a result of the Sale and Purchase, VCG shall become the sole beneficial owner of the Trust; and

WHEREAS, FMC, VCG and the Owner Trustee desire that this Agreement be the governing instrument of the Trust.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Depositor.  For purposes of this Agreement, “Depositor” shall mean FMC prior to the consummation of the Sale and Purchase and shall mean VCG at the time of and subsequent to the consummation of the Sale and Purchase.

2.                                       Name.  The Trust created hereby shall be known as “NC Residuals Owners Trust”, in which name the Owner Trustee may take any action as provided herein.

3.                                       Representations and Warranties.

(a)                                       FMC hereby represents and warrants to the Owner Trustee that each of GATE and FMC has duly authorized the Conversion and has obtained all required or necessary approvals or consents of any person (other than GATE or FMC) in connection with the Conversion.

(b)                                      The Owner Trustee hereby represents and warrants to the Depositor that the Owner Trustee meets the requirements of section 3807 of the Act.

4.                                       Office.  The principal place of business and principal office of the Trust (the “Corporate Trust Office”) shall be in care of the Owner Trustee, at the following address: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporation Trust Administration.

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5.                                       Purposes and Powers.  Prior to the Conversion, GATE was the sole member of The National Collegiate Funding LLC (“NCF”).  As a result of the Conversion, the Trust became the sole member of NCF.  The purpose of the Trust is to own, directly or indirectly through NCF, assign, grant, transfer, pledge, mortgage and convey certain certificates of beneficial interests (the “Trust Assets”) of certain trusts (the “NCSLT Trusts”), including the trust certificates held by NCF, and any other assets owned by GATE on the date of the Conversion and any other assets deposited by the Depositor, or acquired at the direction of the Depositor, from time to time (the “Trust Estate”).  “NCSLT Trusts” means: (i) The National Collegiate Student Loan Trust 2003-1; (ii) The National Collegiate Student Loan Trust 2004-1; (iii) The National Collegiate Student Loan Trust 2004-2; (iv) The National Collegiate Student Loan Trust 2005-1; (v) The National Collegiate Student Loan Trust 2005-2; (vi) The National Collegiate Student Loan Trust 2005-3; (vii) The National Collegiate Student Loan Trust 2006-1; (viii) The National Collegiate Student Loan Trust 2006-2; (ix) The National Collegiate Student Loan Trust 2006-3; (x) The National Collegiate Student Loan Trust 2006-4; (xi) The National Collegiate Student Loan Trust 2007-1; (xii) The National Collegiate Student Loan Trust 2007-2; (xiii) The National Collegiate Student Loan Trust 2007-3; (xiv) The National Collegiate Student Loan Trust 2007-4 and (xv) The National Collegiate Master Student Loan Trust I.  The Trust shall have all rights, powers and authority set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

6.                                       Appointment of the Owner Trustee.  The Depositor hereby appoints the Owner Trustee as trustee of the Trust, to have all the rights, powers and duties set forth herein and in the Act, and assigns, transfers, conveys and sets over to the Owner Trustee the sum of $1.  The Owner Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate.  The Owner Trustee hereby declares that it will hold the Trust Estate in trust pursuant to the terms of this Agreement.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code § 3801 et seq. and that this document constitute the governing instrument of the Trust.  Except as otherwise set forth herein, FMC shall not be liable for any liability, expense or other obligation of the Trust.  The Owner Trustee is hereby authorized and directed to execute and file a certificate of conversion to statutory trust and a certificate of trust with the Delaware Secretary of State (the “Secretary of State”) in the form attached hereto as Exhibit A.

7.                                       Certificate.

(a)                                       Upon formation of the Trust, the Trust shall issue one certificate in the form attached hereto as Exhibit B (the “Certificate”) evidencing a 100% beneficial interest in the Trust Assets.  The Owner Trustee is hereby authorized and directed to execute the Certificate in the name of FMC.

(b)                                      The Trust shall keep or cause to be kept a register (the “Certificate Register”) at the Corporate Trust Office in which it will provide for the registration and transfer of the Certificate pursuant to the terms of this Agreement and any reasonable regulations of the Certificate Registrar.  The Owner Trustee is hereby appointed as the certificate registrar (the “Certificate Registrar”).The Owner Trustee and the Certificate Registrar shall be entitled to treat the person (the “Holder”) in whose name the Certificate is registered as

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the Holder for all purposes and shall not be bound by notice to the contrary.  The initial Holder shall be FMC.

(c)                                       Neither the Trust nor the Certificate shall be registered under any state or federal securities laws (“Securities Laws”).  The Certificate shall only be transferable to VCG pursuant to Section 8 below.  Immediately upon the consummation of the Sale and Purchase, the Owner Trustee is directed to register the Certificate in the name of VCG and to cancel the Certificate registered in the name of FMC.  The Holder subsequent to the consummation of the Sale and Purchase shall be VCG.  To the fullest extent permitted by law, any transfer of the Certificate other than in accordance with the terms of this Agreement and the restrictions set forth on the Certificate shall be null and void ab initio.

(d)                                      Neither the Owner Trustee nor the Certificate Registrar shall have any duty or responsibility for ensuring that the issuance or transfer of the Certificate complies with Securities Laws or the restrictions set forth herein or in the Certificate.

8.                                       Transfer of Certificate; Change in Depositor.

(a)                                       Simultaneously with the consummation of the Sale and Purchase, FMC shall cease to be the Depositor and VCG shall automatically be deemed the Depositor under this Agreement.

(b)                                      FMC shall remain liable for all duties or obligations as Depositor under this Agreement for the period subsequent to the Conversion and prior to the consummation of the Sale and Purchase, and VCG shall assume all obligations and liabilities of FMC as Depositor under this Agreement from and after the time the Sale and Purchase is consummated.

9.                                       Liability or Obligations of Owner Trustee.

(a)                                       Owner Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

(b)                                      Except as otherwise expressly required in Section 5 or Section 7 of this Agreement, the Owner Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Trust’s beneficiaries, and no implied obligations shall be inferred from this Agreement on the part of the Owner Trustee.  The Owner Trustee shall not be liable for the acts or omissions of the Depositor or any other person who acts on behalf of the Trust nor shall the Owner Trustee be liable for any act or omission by them in good faith in accordance with the directions of the Depositor.  To the extent that the Owner Trustee has duties (including fiduciary duties) and liabilities otherwise existing in law or equity with respect to the Trust or the Holder, such duties and liabilities are eliminated and replaced by the duties of the Owner Trustee expressly set forth herein, and no duties or obligations of the Owner Trustee shall be

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implied under this Agreement or any other document which the Trust or the Owner Trustee becomes a party.

(c)                                       The Owner Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement.  The Owner Trustee shall not be personally liable under any circumstances, except (a) for its own willful misconduct, bad faith or gross negligence, (b) the inaccuracy of the representation and warranty of the Owner Trustee contained in Section 3(b) or (c) for taxes, fees or other charges on, based on or measured by any fees, commission or compensation received by the Owner Trustee in connection with its duties hereunder.  In particular, but not by way of limitation:

(i)                                     The Owner Trustee shall not be personally liable for any error of judgment made in good faith by any officer or employee of the Owner Trustee;

(ii)                                  No provision of this Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)                               Under no circumstances shall the Owner Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

(iv)                              The Owner Trustee shall have no responsibility for determining, calculating or paying taxes of any kind or nature with respect to GATE, the Trust, the Conversion or the Trust Assets, and the Owner Trustee shall have no responsibility for preparing, filing or executing any tax returns or forms that the Trust may be required to prepare, file or distribute to Holders from time to time.

(v)                                 The Owner Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

(vi)                              In the event that the Owner Trustee is unsure as to the course of action to be taken by it hereunder, the Owner Trustee may request instructions from the Depositor, and to the extent the Owner Trustee follows such instructions in good faith it shall not be liable to any person.  In the event that no instructions are provided within the time requested by the Owner Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith; and

(vii)                           All funds deposited with the Owner Trustee hereunder shall be held uninvested in a non-interest bearing trust account and the Owner Trustee shall not be liable for any interest thereon.

(d)                                      The Owner Trustee shall incur no liability to anyone in acting upon any documents believed by it to be genuine and believed by it to be signed by the proper party

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or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(e)                                       In the exercise or administration of the trust hereunder, the Owner Trustee (i) may act directly or, at the request and the expense of the Depositor, through agents or attorneys, and the Owner Trustee shall not be liable for the default or misconduct of such attorneys or agents if such agents and attorneys shall have been selected by the Owner Trustee in good faith and (ii) may, at the request and the expense of the Depositor, consult with counsel, accountants and other experts, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

(f)                                         In accepting and performing the trust hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust property.

10.                                 Compensation of Owner Trustee.  The Depositor hereby agrees to (i) compensate the Owner Trustee for its services hereunder in an amount separately agreed to by the Depositor and the Owner Trustee and (ii) reimburse the Owner Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts).

11.                                 Indemnification.  The Depositor hereby agrees, whether or not any of the transactions contemplated by this Agreement shall be consummated, to assume liability for, and hereby indemnifies, defends and holds harmless Wilmington Trust and the Owner Trustee, and its officers, directors, successors, assigns, legal representatives, employees and agents (each an “Indemnified Person”), from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable fees and expenses of its counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Person with respect to the performance of this Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby, the Conversion or in any way arise or relate to periods prior to the Conversion; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of (a) the willful misconduct, bad faith or gross negligence of such Indemnified Person or (b) the matters described in Section 9(c).  The obligations of the Depositor under this Section 11 shall survive the termination of this Agreement.

12.                                 Obligations of the Depositor.  The obligations of the Depositor under this Agreement shall be in addition to any liability which the Depositor or any other person may otherwise have

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and shall survive the termination of this Agreement and the resignation or removal of the Owner Trustee.  The Depositor shall be responsible for:

(a)                                       all duties and obligations as Depositor under this Agreement; provided that the change in the identity of the Depositor at the consummation of the Sale and Purchase shall not affect the liability and responsibility of FMC for all duties under this Agreement relating to the period prior to the consummation of the Sale and Purchase;

(b)                                      preparing, executing and filing any tax returns or forms and paying any and all taxes including but not limited to franchise and income taxes related to the Trust’s former existence as GATE prior to the Conversion.  This responsibility shall survive the termination or amendment and restatement of this Agreement;

(c)                                       preparing, executing and filing any tax returns or forms or paying any other taxes arising prior to the amendment and restatement of this Agreement; and

(d)                                      ensuring that the Trust complies with any and all securities laws, in connection with the issuance and transfer of the Certificate.

13.                                 Dissolution and Termination of Trust.

(a)                                       The Trust shall be perpetual unless earlier dissolved.  The Trust shall dissolve upon the occurrence of the earlier of:

(i)                                     written instructions from the Holder to the Owner Trustee; or

(ii)                                  May 15, 2009 or such other date agreed to in writing by the Owner Trustee and the Depositor to the contrary.

(b)                                      Upon the dissolution of the Trust, the Depositor shall wind up the affairs of the Trust and after compliance with Section 3808 of the Act, shall cause the Trust Assets to be distributed to the Holder.

(c)                                       Upon the completion of the winding up of the affairs of the Trust, the Owner Trustee shall, at the direction and expense of the Depositor, execute and file a certificate of cancellation with the Secretary of State.  At the time of such filing, this Agreement (other than the provisions which by their terms survive) and the Trust shall terminate and the Owner Trustee shall be released of its duties and responsibilities hereunder.

14.                                 Amendment.

(a)                                       This Agreement may be amended by the parties hereto in writing and with the consent of the Holder.

(b)                                      It is the intention of the parties hereto and the Holder that this Agreement shall be amended and restated (the “Amended and Restated Agreement”) prior to the date set forth in Section 13(a)(ii) to more fully provide for the operation of the Trust.  Provided that if FMC is not the Holder, such Amended and Restated Agreement need not be joined by

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FMC.  Notwithstanding any provision of the Amended and Restated Agreement, the Amended and Restated Agreement shall not terminate any of the provisions of this Agreement which by their terms survive the termination of this Agreement.  The Owner Trustee, in its sole discretion, may refuse to enter into the Amended and Restated Agreement, in which case, the Trust will dissolve pursuant to Section 13 herein.

15.                                 Miscellaneous.

(a)                                       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

(b)                                      General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)                                  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)                               references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(iv)                              a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)                                 the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)                              the term “include” or “including” shall mean without limitation by reason of enumeration.

(c)                                       Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed to be one and the same instrument.

(d)                                      Entire Agreement.  This Agreement (including any documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

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(e)                                       Section Headings.  The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f)                                         Severability.  Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph or paragraph so held to be invalid, illegal or ineffective.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

THE FIRST MARBLEHEAD CORPORATION,
as Depositor (prior to the consummation of the
Sale and Purchase)

By:	/s/ Kenneth S. Klipper
Kenneth Klipper
Chief Financial Officer

WILMINGTON TRUST COMPANY,
as Owner Trustee

By:	/s/ J. Christopher Murphy
Name: J. Christopher Murphy
Title: Financial Services Officer

VCG OWNERS TRUST,

By: Wilmington Trust Company, not in its
individual capacity, but solely as Trustee

By:	/s/ Ryan Sadorf
Name: Ryan Sadorf
Title: Authorized Signatory

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Exhibit A

FORM OF
CERTIFICATE OF TRUST
OF
NC RESIDUALS OWNERS TRUST

This Certificate of Trust of NC Residuals Owners Trust (the “Trust”), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.                                       The name of the statutory trust formed hereby is NC Residuals Owners Trust.

2.                                       The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

3.                                       This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY,
as trustee

By:
Name:
Title:

10

CERTIFICATE OF CONVERSION
TO A STATUTORY TRUST

OF

GATE HOLDINGS, INC.

TO

NC RESIDUALS OWNERS TRUST

This Certificate of Conversion to Statutory Trust (this “Certificate of Conversion”), has been duly executed and is being filed by the undersigned, as trustee, to convert GATE Holdings, Inc., a Delaware corporation (the “Corporation”), to NC Residuals Owner Trust, a Delaware statutory trust (the “Trust”) under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Trust Act”).

The Corporation was first incorporated on October 29, 1996 in the State of Delaware.

The name of the Corporation immediately prior to the filing of this Certificate of Conversion was GATE Holdings, Inc.

The name of the Trust as set forth in its Certificate of Trust is NC Residuals Owner Trust.

The conversion shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion in accordance with Section 3811 of the Trust Act.

WILMINGTON TRUST COMPANY, not
in its individual capacity but solely as
Owner Trustee

By:
Name:
Title:

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Exhibit B

NC RESIDUALS OWNERS TRUST

TRUST CERTIFICATE

THE INTERESTS IN THE BENEFICIAL OWNERSHIP OF THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE, SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS.

TRUST CERTIFICATE
UNDER THE TRUST AGREEMENT, DATED
as of                                   , 2009

Certificate No.

Wilmington Trust Company, not in its individual capacity, but solely as owner trustee (the “Owner Trustee”) under the Trust Agreement, dated as of                           , 2009, with The First Marblehead Corporation, the holder from time to time (the “Owner”) of beneficial interests in the trust created thereby (the “Trust Agreement”), hereby certifies that                                          is the owner of a 100% undivided beneficial interest in the trust property provided for and created by the Trust Agreement. This Trust Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and the Owner by acceptance hereof shall be bound by the terms of the Trust Agreement.  Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof.

Capitalized terms used herein without definition have the meanings ascribed to them in or by reference in the Trust Agreement.

This Trust Certificate may be transferred upon the books of the Owner Trustee by the Owner in person or by his attorney duly authorized in writing upon surrender of this Trust Certificate to the Owner Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the persons signing the instrument of transfer as the Owner Trustee may reasonably require, whereupon the Owner Trustee shall issue in the name of the transferee a Trust Certificate or Trust Certificates evidencing the amount and extent of interest of the transferee.

This Trust Certificate and the Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

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IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Trust Agreement, has caused this Trust Certificate to be issued as of the date hereof.

WILMINGTON TRUST COMPANY, not in its
individual capacity, but solely as Owner Trustee

By:
Name:
Title:

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EXHIBIT B

Indemnification Agreement

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of this 31st day of March, 2009, by and between The First Marblehead Corporation, a Delaware corporation (“Seller”), VCG Owners Trust, a Delaware statutory trust (“Purchaser”), and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”).

WITNESSETH:

WHEREAS, pursuant to that certain Purchase Agreement dated as of March 31, 2009, by and among the parties hereto (the “Purchase Agreement”), the parties agreed that as a condition to the closing of the transactions contemplated therein that they would enter into an indemnification agreement with respect to certain liabilities related to (i) the NC Residuals Owners Trust, a Delaware statutory trust (the “Company”), formed by the statutory conversion of GATE Holdings, Inc., a Delaware corporation, (ii) certificates of beneficial ownership interest (the “Residuals”) of certain trusts listed in the Purchase Agreement (the “NCSLT Trusts”) and (iii) the limited liability company interest in NC Owners LLC (f/k/a The National Collegiate Funding LLC) (“NCF”), a Delaware limited liability company;

WHEREAS, Seller has agreed to enter into this Agreement to satisfy that condition under the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01.      Definitions.  Capitalized terms used herein without definition have the meanings assigned thereto in the  Purchase Agreement.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Agreement” means this Indemnification Agreement, as it may be amended from time to time.

“Indemnified Party” has the meaning set forth in Section 3.01.

“Indemnifying Party” has the meaning set forth in Section 3.02.

“Independent Accountants” means a nationally recognized firm of independent certified public accountants to be agreed upon by Seller and Purchaser other than any firm which performs, or within the past three years has performed, audits or financial statement reviews or financial statement compilations for any of the Company, NCSLT Trusts, NCF, Seller, Purchaser or Vanquish Investor.

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“SEC Reports” means all registration statements, forms, reports and other public documents filed by Seller or the NCSLT Trusts with the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities” means securities issued by and of the NCSLT Trusts.

“Tax Authority” means any governmental authority responsible for the imposition or collection of any Tax.

SECTION 1.02.      Interpretive Provisions.  The General Interpretive Principles set forth in Section 10.6 of the Purchase Agreement are incorporated herein by reference.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser and Vanquish Investor as follows:

(1)           It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the power to own its assets and to transact the business in which it is currently engaged.  It is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other);

(2)           It has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business and its type of organization requires such licenses or approvals unless the failure to obtain any such licenses or approvals would have no material adverse effect on the ability of such party to fulfill its obligations hereunder;

(3)           It has the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action;

(4)           This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement of such terms may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and except as enforcement of any terms relating to indemnification may be limited by applicable securities law;

(5)           The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not, to the knowledge of Seller, conflict with, result in any

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breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its governing documents, or any material indenture, agreement or other instrument to which it is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties; and

(6)           There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (1) asserting the invalidity of this Agreement (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (3) except as otherwise disclosed in the SEC Reports or in the Disclosure Schedule, seeking any determination or ruling that is likely to materially and adversely affect the performance by it of its obligations hereunder or the validity and enforceability of this Agreement.

ARTICLE 3

INDEMNIFICATION

SECTION 3.01.      Indemnification by First Marblehead .  Seller (the “Indemnifying Party”) shall indemnify, hold harmless and defend each of Purchaser and Vanquish Investor, and each of its officers, directors, employees, representatives, attorneys, agents and each person who controls either Purchaser and Vanquish Investor within the meaning of  Section 15 of the Securities Act (each, an “Indemnified Party”), as follows:

(a)           against any and all loss, liability, claim, damage (but excluding any consequential, special, indirect, punitive or incidental damages) and expense (including reasonable attorneys’ fees) net of any tax effect (collectively, “Losses”) arising out of any offering of Securities, by the NCSLT Trusts prior to the Closing Date;

(b)           against any and all Losses arising out of the purchase of student loans by NCF and the subsequent sale of those student loans to any of the NCSLT Trusts prior to the date of this Agreement;

(c)           against any and all Losses related to any failure by any of the Company, NCF or any of the NCSLT Trusts, for each tax year ended on or prior to the Closing Date, to file any Income Tax Returns that any of them has been required to file, or pay all Taxes payable by any of them; provided that the indemnity and hold harmless provisions set forth in this Section 3.01(c) shall not apply to the extent of any Taxes that the Seller timely remits to the Purchaser; and

(d)           against any and all expense whatsoever (including the reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any person, governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any claim described in clause (a) or (b) above.

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SECTION 3.02.      Procedure for Indemnification for Claims Other than Tax Claims.  An Indemnified Party shall give written notice to the Indemnifying Party of any claim, except for a claim described in Section 3.01(c) herein, with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any fees and out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense, after final disposition of such action, suit, claim or proceeding).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate reasonably in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding affected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

SECTION 3.03.      Remedies.  The obligations of the Indemnifying Party under this Article III shall survive the sale of the Trust Certificate and the Closing Date.  The indemnity contained in this Article III shall be the sole and exclusive monetary remedy of the Indemnified Parties; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its affiliates) for any lost profits, consequential damages or punitive damages of such other party (or any of its affiliates) arising out of or relating to this Agreement (unless arising from a claim by a third party).  The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought against any Indemnified Party.

SECTION 3.04       Amount Payable.  The amount the Indemnifying Party shall pay to the Indemnified Party with respect to a claim made pursuant to this Article III shall be an amount

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equal to the Adverse Consequences incurred by the Indemnified Party with respect to such claim, after giving effect to any Taxes payable by the Indemnified Party on receipt of any indemnification hereunder with respect to such claim and any tax benefit actually realizable (including deductions) by the Indemnified Party with respect to such claim for tax purposes.

SECTION 3.05       Indemnification for Tax Claims.

(a)           If a claim is made by any Tax Authority which, if successful, might result in an indemnity payment to an Indemnified Party pursuant to Section 3.01(c) hereof (a “Tax Claim”), then such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and of any counterclaim the Indemnified Party proposes to assert; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. If notice is given to the Indemnifying Party of the assertion of any Tax Claim and the Indemnifying Party does not, within 60 days after the Indemnified Party’s notice is given, assume the defense of such Tax Claim, then the Indemnified Party may in good faith, pay any Taxes asserted against such Indemnified Party under such Tax Claim.

(b)           With respect to any Tax Claim relating to a tax period ending on or prior to the Closing Date, Seller at its own expense shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax Authority with respect thereto and settle or compromise any such Tax Claim, and may, in its sole discretion, either pay the Taxes claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that (i) Seller shall provide Purchaser and Vanquish Investor with a timely and reasonably detailed account of the proceedings related to such Tax Claim, and (ii) Seller shall not settle, compromise or abandon any such Tax Claim in a manner that would affect the tax treatment of the Residuals and the Related Assets after the Closing Date without obtaining the prior written consent of  Purchaser and Vanquish Investor, and (iii)  Purchaser and Vanquish Investor shall have the right to retain separate counsel at their sole cost and expense and reasonably to participate in the aspects of the prosecution or defense of such Tax Claim that may have relevance to the Tax liabilities of  Purchaser and Vanquish Investor for any Tax period ending after the Closing Date.

(c)           Seller and Purchaser shall cooperate in good faith and shall jointly represent the interests of the Company or NCF in any tax audit or administrative or court proceeding relating to any taxable period of the Company which includes (but does not begin or end on) the Closing Date.  Any disputes regarding the conduct or resolution of any such audit or proceeding shall be resolved by the Independent Accountants selected jointly by Seller and Purchaser to represent the Company in any such proceeding; provided that if Seller and Purchaser are unable to agree upon the Independent Accountants to resolve any such dispute, the party that would have the larger monetary share of the responsibility for payment of the Taxes asserted by the taxing authority in such claim or assessment if such claim or assessment were sustained in its entirety, shall choose the Independent Accountants to resolve any such dispute.

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All costs, fees and expenses paid to third parties in the course of any such proceeding shall be borne by Seller and Purchaser in the same ratio as the ratio in which, pursuant to the terms of this Agreement, Seller and Purchaser would share the responsibility for payment of the Taxes asserted by the taxing authority in such claim or assessment if such claim or assessment were sustained in its entirety.

(d)           With respect to any Tax Claim against any Indemnified Party, for which the Indemnifying Party elects not to pay any Taxes asserted against such Indemnified Party under such Tax Claim, the Indemnifying Party shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not an Indemnified Party is a party thereto; provided that the Indemnified Parties shall submit invoices to the Indemnifying Party within 15 days of receipt from any third parties providing services to the Indemnified Parties in connection with such defense; provided further that the maximum payment for each calendar month during which the Indemnified Parties are entitled to reimbursements hereunder shall be $50,000.  If an Indemnified Party makes a claim under this Section 3.05(d) for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01.      Notices.  All notices, demands and other communications which may be or are required to be given hereunder or with respect hereto shall be in writing and shall be deemed given two (2) business days following the date when mailed, postage prepaid, by certified mail, return receipt requested, or when delivered by overnight courier service addressed to Purchaser, Vanquish Investor or Seller at its address as set forth on the signature page of this Agreement or to such other address as a party may designate hereafter by written notice to the other parties.

SECTION 4.02.      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective legal representatives, heirs, executors, administrators, successors and assigns.    Each party hereto agrees that it will not assign this Agreement without the other parties’ prior written consent.

SECTION 4.03.      Costs and Attorneys’ Fees.  In the event of a lawsuit arising out of or relating to this Agreement, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit, as determined by the court.

SECTION 4.04.      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 4.05.      Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.06.      Entire Agreement.  This Agreement (including the Purchase Agreement and the documents referred to therein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

SECTION 4.07.      Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 4.08.      Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

SECTION 4.09.      Survival.  The indemnities, representations, warranties and other statements of the Seller set forth herein will remain in full force and effect and will survive the Closing Date under the Purchase Agreement and will survive for the Survival Period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement the day and year first above written.

PURCHASER:

VCG OWNERS TRUST
By: VCG Securities, LLC, as Sponsor and Beneficial Owner

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

VANQUISH INVESTOR:

VCG SECURITIES LLC

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

SELLER:

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	Managing Director
Address:	The First Marblehead Corporation
The Prudential Tower
800 Boylston Street - 34th Floor
Boston, MA 02199-8157

EXHIBIT C

Data Sharing and License Agreement

DATA SHARING AND LICENSE AGREEMENT

THIS DATA SHARING AND LICENSE AGREEMENT (the “Agreement”) is made as of this 31st day of March, 2009 (the “Effective Date”), by and among The First Marblehead Corporation, a Delaware corporation (“FMC”), and VCG Owners Trust, a Delaware statutory trust (the “Owner”);

WHEREAS, the Owner is the owner of the Trust Certificate (as defined herein) in NC Residuals Owners Trust, a Delaware statutory trust (the “Company”) formed by the conversion of GATE Holdings, Inc., a Delaware corporation, effective March 31, 2009;

WHEREAS, the Company is the owner or beneficial owner (through NC Owners LLC, (formerly known as The National Collegiate Funding LLC)) of certain certificates of beneficial ownership interests (the “Residuals”) in the NCSLT Trusts and each of those NCSLT Trusts owns a portfolio of private credit student loans (the “Student Loans”); and

WHEREAS, as part of the consideration for the sale of the Residuals to Owner pursuant to that certain Purchase Agreement among FMC, Owner and VCG Securities LLC, a Florida limited liability company, dated as of March 31, 2009 (the “Purchase Agreement”), FMC desires to obtain, and Owner has agreed to share and license, certain Student Loan data with the NPPI removed, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and other good and valuable consideration, it is hereby agreed as follows:

1.                                      Definitions.

1.1                                 “Applicable Law” means as of the time of reference, (i) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances and including the Privacy Requirements); (ii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental body having jurisdiction; and (iii) all other applicable judicial and administrative judgments, orders, stipulations awards, writs and injunctions.

1.2                                 “Asset Services Agreement” means that certain Asset Services Agreement by and among FMC, First Marblehead Education Resources, Inc., a Delaware corporation, and Owner dated as of March 31, 2009.

1.3                                 “Borrower” means the person, or all persons collectively, including all students, cosigners, co-borrowers, guarantors, endorsers, and accommodation parties, who have executed a promissory note or credit agreement individually or, in the case of multiple borrowers, severally and jointly, on a Student Loan.

1.4                                 “Borrower Information” means (a) NPPI; and (b) any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a Borrower, including, but not limited to: a Borrower’s name, address, telephone number, social security number, e-mail address, account number, loan payment or transactional account history, account status; and the fact that the Borrower has a relationship with Owner.  “Borrower Information” does not include: (c) information lawfully received by FMC or any of its affiliates in any capacity other than under this Agreement (e.g., as prior owner

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of the Student Loans, as an affiliate of such owner, or as an administrator of the NCSLT Trusts), or (d) “Deidentified Data” as defined herein.

1.5                                 “Deidentified Data” means all data related to or derived from the Student Loan or collected by the Student Loan servicers in servicing the Student Loans, from which has been redacted the Borrower name, address, social security number, e-mail address, account number, and any other data that would identify the Borrower as an individual.

1.6                                 “Privacy Requirements” means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.; (b) federal regulations implementing such act and codified at 16 C.F.R. Part 313; (c) Interagency Guidelines; and (d) other applicable federal laws, rules, regulations, and orders relating to the privacy and security of Borrower Information.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement or the Asset Services Agreement, as applicable.

2.                                      Data Delivery; License.

2.1                                 Retention of Data Rights; Delivery of Updates.  FMC is currently in possession of multiple databases drawn from and relating to the Student Loans, including, without limitation, a database consisting of Deidentified Data (the “Deidentified Database”).  Nothing in this Agreement or in the Purchase Agreement shall affect or inhibit FMC’s existing rights to retain and use all such Student Loan data for any and all lawful purposes.  FMC desires to purchase from Owner a license to obtain monthly updates to all Deidentified Data  (the “Updates”).  The Updates shall be processed by a third-party data processor (the “Update Vendor”), at FMC’s sole cost and expense.  Owner, or the administrator of the NCSLT Trusts on Owner’s behalf,  shall send to the Update Vendor all monthly reports provided by the servicers of the Student Loans.   The Update Vendor will render the information contained in the report “Deidentified Data”, associate it with FMC’s Deidentified Database, and deliver the Update information to FMC.  FMC designates First Marblehead Education Resources, Inc. as the initial Update Vendor.  FMC shall be responsible for compliance by the Update Vendor with all Applicable Law.  Any replacement Update Vendor is subject to the approval of Owner, such approval not to be unreasonably withheld; provided that all costs and expenses associated with such replacement Update Vendor shall be borne by FMC.

2.2                                 Data License. Notwithstanding any other provision or requirement of the Asset Services Agreement or the Purchase Agreement, FMC may, provided that it is in compliance with Applicable Law, create, use and disclose, in any manner it deems necessary, any data received pursuant to this Agreement or statistical abstracts of such data, with any NPPI removed.  In return for payment by FMC to Owner of a one-time license fee of $750,000, the Owner hereby grants to FMC a limited, exclusive, irrevocable, perpetual license to retain and use the Updates for any lawful purpose.  The license created hereunder is perpetual and shall survive termination of the Asset Services Agreement or this Agreement for any reason.

2.3                                 Lawful Use Only. FMC covenants and agrees that it shall only use the Updates for lawful purposes, and subject to all restrictions on receipt or use of data under any Applicable Law. Owner agrees that it will not adopt, and will not cause the NCSLT Trusts to adopt, a privacy policy with respect to Student Loans that would materially restrict FMC’s rights to receive and

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use Updates, except as otherwise required by law.  This Section shall survive the termination of this Agreement.

2.4                                 Indemnification.  FMC shall indemnify and hold harmless Owner, its officers, directors, agents, successor and assigns (“Owner Indemnified Parties”) from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys fees) arising out of any claims by any third party that the use or disclosure by the Update Vendor or FMC (or by anyone who receives data from FMC) of any data received by FMC under this Agreement violates Applicable Law.  The indemnification procedures set forth in Section 8.4 of the Purchase Agreement are hereby incorporated by reference.  This Section shall survive the termination of this Agreement.

2.5                                 In further consideration of the license fee paid pursuant to Section 2.2, Owner agrees and covenants that it shall (i) neither use nor disclose Borrower Information or Deidentified Data for any purpose resulting in a competitive harm to, or otherwise adversely affecting the business of, FMC and its affiliates and (ii) not cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts without the prior written consent of FMC, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is a party.  For the avoidance of doubt, disclosure of Borrower Information or Deidentified Data in connection with a Financing shall not be deemed to result in competitive harm to Seller.

3.                                      Term and Termination.

Owner may terminate this Agreement upon delivery of 180 days prior notice to FMC, if and only if FMC or Update Vendor materially breaches this Agreement.  It shall be considered a material breach if FMC or Update Vendor fails to comply with Applicable Law only if: (a) such failure would, in the reasonable judgment of Owner, have a material adverse effect upon the business or assets of Owner, and (b) following written notice to FMC of such breach or failure, FMC fails thereafter to cure such breach within 60 days.  Unless sooner terminated pursuant to the foregoing sentence, this Agreement shall continue until the earlier of (i) the date the Cash Flows equal zero or (ii) a term of twenty-five (25) years from the date of this Agreement.

4.                                      Bankruptcy.

All rights and licenses granted pursuant to this Agreement by Owner to FMC are, for all purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property,” within the meaning of the Bankruptcy Code.  Owner agrees that FMC, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under Section 365(n) of the Bankruptcy Code.  In the event that a case under the Bankruptcy Code is commenced by or against Owner, Owner agrees that it will not (a) terminate or reject this Agreement or (b) assign or sell the intellectual property licensed hereunder without FMC’s written consent.  All rights, powers and remedies of FMC provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity in the event of the commencement of a case under the Bankruptcy Code by or against Owner.  The parties further agree that they intend the foregoing rights to extend to the maximum extent permitted by law, including the right to continue to receive and access the Updates and, to the extent Updates are incorporated therein, the Deidentified Database.

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5.                                      Miscellaneous.

5.1                                 Covenant of Further Assurances.  The parties hereto covenant and agree that they shall execute and deliver any and all additional writings, instruments and other documents and shall take such further action as shall be reasonably required in order to effectuate the intent, terms and purposes of this Agreement, including without limitation Sections 2.1, 2.2 and 5.9 hereof.

5.2                                 Amendment and Waivers.  This Agreement may be amended or waived only by a writing signed by both parties, and then such consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3                                 Notices.  All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by telecopy, or when mailed, if sent by registered or certified mail, return receipt requested, postage prepaid.

to the Owner at:

VCG Owners Trust

407 SE 1st Street

Delray Beach, Florida 33483

Attention: Eric Rosenfield

with a copy to:

Reed Smith LLP

599 Lexington Avenue

22nd Floor

New York, NY 10022

Attention: James C. McCarroll

to FMC at:

The First Marblehead Corporation
The Prudential Tower

800 Boylston Street - 34th Floor
Boston, MA 02199-8157
Attention:  Corporate Law Department

with a  copy to:

Sonnenschein Nath & Rosenthal LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Lauris G.L. Rall

or at such other address as any party shall have specified by notice in writing to the others.

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5.4                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

5.5                                 Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.6                                 Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

5.7                                 Section Headings.  The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

5.8                                 Severability.  Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal, unenforceable or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph or paragraph so held to be invalid, illegal, unenforceable or ineffective.  In the event of any such determination affecting any of Sections 2.1, 2.2 or 5.9 hereof, the parties agree to negotiate in good faith to modify this Agreement to the limited extent necessary to restore the original intent and purpose of those Sections.

5.9                                 Equitable Relief.

(a)                                  The parties agree that any breach of the provisions of this Agreement by Owner will cause not only financial harm, but also substantial and irreparable harm to FMC, such that money damages will not provide an adequate remedy for such harm.  In the event of any such breach, in addition to any other rights and remedies it may have, FMC shall be entitled to (i) an injunction or injunctions (without the necessity of posting any bond or surety) immediately restraining Owner from disclosing, transferring or using, in whole or in part, any Borrower Information or Deidentified Data for any purpose whatsoever pending final disposition of the claim of breach (“Breach”), (ii) specific performance (without the necessity of posting any bond or surety) of the covenants of Owner set forth in Section 2.5 of this Agreement pending final disposition of the Breach, and (iii) upon obtaining a final non-appealable judgment in favor of FMC as to such Breach (a “Judgment”), specific performance of all of the covenants, agreements and obligations of Owner set forth in Section 5.9(b) below.  The parties agree that the provisions of this Agreement are necessary for the protection of the business and goodwill of FMC and are considered by Owner to be reasonable for such purpose.

(b)                                 In the event that a Judgment has been obtained , in addition to any other rights and remedies FMC may have, Owner (i) agrees that neither Owner nor any of its Affiliates shall disclose, transfer or use, in whole or in part, any Borrower Information or Deidentified Data for any purpose whatsoever without the prior written consent of FMC, (ii) agrees that neither Owner nor any of its Affiliates shall cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts, without the prior written consent of FMC, except to the extent required by the indenture trustee under any of the indentures or any of the administration agreements to which any of the NCSLT Trusts is a party, (iii) agrees that (A) immediately prior to

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such Breach, Owner and each of its Affiliates shall be deemed to have assigned, conveyed, transferred and granted to FMC all of their right, title and interest in and to the Borrower Information and Deidentified Data, including, without limitation, all such Borrower Information and Deidentified Data that comes into existence after the date of Breach, and agree that thereafter all rights to Borrower Information and Deidentified Data shall revert to and be vested in FMC, (B) FMC, and not Owner or any of its Affiliates, shall be immediately treated as the sole owner of Borrower Information and Deidentified Data to the maximum extent permitted under all Applicable Law, including but not limited to the Graham Leech Bliley Act and other data privacy and security statutes, following the date of such Breach, (C) for the sole purpose of consummating the transfer described in clause (A) of this subsection (iii), FMC is granted a power of attorney to act on behalf of Owner and each of its Affiliates to assign, transfer, convey and grant such rights to FMC, which power is coupled with an interest, the value of which is hereby acknowledged by all of the parties and (D) each of Owner and its Affiliates shall promptly send to Advisor in electronically readable format all copies of all Borrower Information and Deidentified Data and shall, at the request of Advisor, destroy (and certify the destruction of) such Borrower Information and Deidentified Data (other than Deidentified Data in the form of servicer reports or other information provided to the holders of securities of the NCSLT Trusts, which Owner shall be entitled to retain and use as it sees fit) by (Y) burning, pulverizing or shredding of papers containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed, and (Z) ensuring the destruction or erasure of electronic media containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed, (iv) if the transfer pursuant to subsection (iii) above is not enforceable, agrees to immediately grant to FMC, and hereby grants to FMC, an unlimited, perpetual, exclusive, transferable and irrevocable royalty-free license to any and all Borrower Information and Deidentified Data, including all such Borrower Information and Deidentified Data that comes into existence after the date of Breach and (v) shall immediately provide irrevocable instruction to each servicer of the Student Loans to send to FMC (and not to Owner or any of its Affiliates) all monthly reports relating to the Student Loans provided by such servicers.  The parties agree that the provisions of this Section 5.9(b) are necessary for the protection of the business and goodwill of FMC and are considered by Owner to be reasonable for such purpose.

(c)                                  This Section 5.9 shall survive any termination or assignment of this Agreement.

5.10                           Assignment.  FMC may not assign this Agreement without the consent of the Owner, such consent not to be unreasonably withheld.  The Owner may assign this Agreement upon the execution and delivery of an Assignment and Assumption Agreement by the assignee.  Nothing herein shall restrict the ability of FMC to use and disclose the Updates, if otherwise permitted by Applicable Law.

5.11                           Survival.  Sections 2.3, 2.4, 5.1 and 5.9 shall survive the termination of this Agreement and the Asset Services Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Data Sharing and License Agreement as of the date first above written.

VCG OWNERS TRUST

By: VCG Securities LLC, as Sponsor and
Beneficial Owner

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	Managing Director

EXHIBIT D

Side Letter

[Letterhead of Vanquish Advisors]

As of March 31, 2009

The First Marblehead Corporation

The Prudential Tower

800 Boylston Street - 34th Floor

Boston, MA 02199-8157

Attention:  Corporate Law Department

Re:  Sale of NC Residuals Owners Trust

Dear Sirs:

Reference is made to that certain Purchase Agreement, dated the date hereof (the “Purchase Agreement”), among The First Marblehead Corporation, a Delaware corporation (“Seller”), VCG Owners Trust, a Delaware statutory trust (“Purchaser”), and Vanquish Investor LLC, a Florida limited liability company (“Vanquish Investor”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.  In connection with the Purchase Agreement, the undersigned, Vanquish Advisors LLC (“Vanquish Advisors”), hereby undertakes to Seller as follows:

1.             Vanquish Advisors acknowledges and confirms that Seller is entering into the Purchase Agreement based on representations made by Purchaser and Vanquish Investor, including without limitation the following statements set forth in paragraph 8 from Schedule 5.5 to the Purchase Agreement:

“Each of Purchaser and Vanquish Investor shall pay any and all of its respective taxes associated with the Residuals as such taxes come due and that are otherwise required to be paid under all applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”).  To that effect, each of Purchaser and Vanquish Investor expect to use valid methods, some of which may have been utilized by Vanquish Capital Group, LLC (“VCG”), any of its Affiliates and/or any funds advised by any of them, in connection with ownership of assets similar to the Residuals, to pay tax arising from the recognition of income in excess of cash received with respect to the Residuals after application of valid tax planning methods.”

2.             To the extent that either Purchaser or Vanquish Investor requests that Vanquish Advisors assists it in connection with any tax planning opportunities, Vanquish Advisors shall use its diligent and commercially reasonable good faith efforts (including the employment of funds and resources of Vanquish Advisors and its Affiliates consistent with such efforts) (a) to arrange a Financing and (b) subject to compliance with all then Applicable Laws, to support the purchase or sale of any notes, bonds or other securities (the “Securities”) issued in connection with such

Financing, including purchase of such Securities by one of more Affiliates of Vanquish Advisors or of VCG, or funds advised by any of them.

3.             The copies of the Limited Liability Company Operating Agreements of each of Vanquish Investor and Vanquish Advisors provided to you on or prior to the Closing Date are true and correct and there are no other agreements, arrangements or options that modify or amend either of those Operating Agreements as of the date hereof.

Please execute in the space provided below to acknowledge your receipt hereof.

Very truly yours,

Vanquish Advisors LLC

By	/s/ Donald Uderitz

Name:	Donald Uderitz

Title:	Authorized Signatory

Acknowledged:

The First Marblehead Corporation

By	/s/ Gary F. Santo, Jr.

Name:	Gary F. Santo, Jr.

Title:	Managing Director

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EXHIBIT E

Form of Assignment and Assumption Agreement

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated [___________] (this “Assignment Agreement”), is by and between [                          ], a [                          ] (“Seller”) and [_______________], a [_______________] (“Buyer”).

RECITALS

WHEREAS, The First Marblehead Corporation, a Delaware Corporation (“FMC”), VCG Owners Trust, a Delaware statutory trust (“VCG”), and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”), entered into that certain Purchase Agreement dated as of March 31, 2009 (the “Purchase Agreement”), pursuant to which FMC sold to VCG, and VCG purchased from FMC, the Trust Certificate (as defined herein) on the terms and conditions set forth in the Purchase Agreement;

WHEREAS, the Purchase Agreement provides that prior to or simultaneously with any transfer of the Trust Certificate and/or all or any portion of the Residuals, VCG and/or Vanquish Investor, as applicable, shall require such transferee, and such transferee shall agree, to execute and deliver this Assignment Agreement prior to or simultaneously with any such transfer;

WHEREAS, Buyer and Seller have entered into that certain [Purchase Agreement], dated as of [________] (the “Agreement”), pursuant to which Seller will transfer to Buyer the Trust Certificate and/or all or any portion of the Residuals; and

WHEREAS, the parties intend that FMC be a third party beneficiary of the representations, warranties, covenants and obligations for the benefit of Buyer hereunder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.             Definitions.  Except as otherwise specified or as the context may otherwise require, the following terms have the meanings set forth below whenever used in this Assignment Agreement (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

“Assignment Agreement” has the meaning set forth in the introductory paragraph.

“Associated With” means having (i) served as an officer, director, general partner, managing member, trustee (or in a similar position) or (ii) held more than a 10% ownership, membership or partnership interest at any time.

“Bankruptcy Code” has the meaning set forth in Section 6(c) of this Assignment Agreement.

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Principal” means any officer, director, general partner, managing member, trustee (or someone holding a similar position) and any person or entity with more than a 10% ownership, membership or partnership interest in Buyer at any time.

“Data Sharing and License Agreement” means the Data Sharing and License Agreement dated as of March 31, 2009 entered into by and between FMC and VCG.

“FMC” has the meaning set forth in the recitals.

“NCSLT Trusts” means certain trusts, listed in the Purchase Agreement, each owning a portfolio of private credit student loans.

“NC Trust” means NC Residuals Owners Trust, a Delaware statutory trust.

“Purchase Agreement” has the meaning set forth in the recitals.

“Residuals” means certificates of certain beneficial ownership interests in the NCSLT Trusts.

“Seller” has the meaning set forth in the introductory paragraph.

“Trust Certificate” means the Trust Certificate No. 1 of NC Trust, representing all of the certificates of beneficial ownership of NC Trust.

“VCG” has the meaning set forth in the recitals.

“Vanquish Investor” has the meaning set forth in the recitals.

2.             Other Interpretive Provisions.

(a)           Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

(b)           Section 11.6 of the Purchase Agreement is incorporated by reference into this Assignment Agreement.

3.             Representations, Warranties and Covenants of Buyer.  Buyer hereby makes the following representations, warranties and covenants to Seller, which representations, warranties and covenants Seller shall be deemed to have relied on in entering into this Assignment Agreement.

(a)           Buyer is a [                          ], which is duly organized, validly existing and in good standing under the laws of the State of [                          ] as of the date hereof.

(b)           There are no actions, suits, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates before any governmental authority having jurisdiction over Buyer, any of its Affiliates or any of

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their respective properties: (i) asserting the invalidity of this Assignment Agreement, the Agreement or any of the other related transaction documents or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment Agreement, the Agreement or any of the other related transaction documents.

(c)           No consent, approval, authorization or order of any court, governmental agency or other body, third party, or shareholders relating to the execution, delivery and performance of this Assignment Agreement, the Agreement and the transactions contemplated hereby and thereby, and the transfer of legal title to the Trust Certificate to Buyer, is required as to Buyer or any of its Affiliates or, if required, such consent, approval, authorization, or order has been obtained.

(d)           Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Assignment Agreement and the Agreement, and to perform fully its respective obligations hereunder and thereunder.  Each of this Assignment Agreement and the Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).  The execution and delivery of this Assignment Agreement and the Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to Buyer, or any instrument, contract or other agreement to which Buyer is a party, or any instrument, contract or other agreement to which Buyer may be bound or subject.

(e)           Buyer hereby makes, as of the date hereof, each of the representations, warranties and covenants set forth in Schedule 5.5 to the Purchase Agreement, as amended, supplemented or otherwise modified from time to time, notwithstanding that an earlier date may be provided therein.

(f)            None of Buyer, any Affiliate of Buyer, any Buyer Principal or any entity previously Associated With, Buyer, any Affiliate of Buyer or any Buyer Principal, (i) has been the subject of criminal proceeding (excluding traffic violations or other minor misdemeanors) or is the subject of a criminal proceeding as of the date hereof, (ii) has participated in any reportable or listed transaction as defined in Section 6011 of the Internal Revenue Code, (iii) has been the subject of any civil action or regulatory proceeding alleging a violation of federal or state tax, securities, banking or commodities law or regulation or (iv) has been the subject of any action by a banking or securities regulatory or self-regulatory authority having jurisdiction over Buyer or Affiliate of Buyer to revoke or suspend a professional license, registration or certification.

(g)           Buyer hereby agrees and covenants that it shall (i) neither use nor disclose the Borrower Information or Deidentified Data (each as defined in the Data Sharing and

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License Agreement) in contravention of Applicable Law or for any purpose resulting in a competitive harm to, or otherwise adversely affecting the business of, FMC and its Affiliates, (ii) not terminate the Data Sharing and License Agreement for any reason other than in accordance with Section 3 thereof, including giving effect to any applicable cure period provided therein and (iii) not cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts without the prior written consent of FMC, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is a party.  For the avoidance of doubt, disclosure of Borrower Information or Deidentified Data in connection with a Financing shall not be deemed to result in competitive harm to FMC.

(h)           Buyer hereby has completed and delivered to FMC a Certificate of Buyer, in the form attached hereto as Exhibit A, setting forth its answers to the four questions included thereon, and all the information provided by Buyer therein is true, correct and complete.

(i)            Buyer hereby agrees and covenants that prior to or simultaneously with any subsequent transfer of the Trust Certificate and/or all or any portion of the Residuals, Buyer shall require such transferee, and such transferee shall agree, to execute and deliver an Assignment and Assumption Agreement.

4.             Assumption by Buyer of Representations, Warranties, Covenants and Obligations of Seller.  In addition to the representations, warranties and covenants of Buyer set forth in Section 3 hereof, Buyer hereby adopts and assumes, and covenants and agrees to fully perform, each of the following:

(a)           the Data Sharing and License Agreement including all the terms and conditions set forth therein;

(b)           each of the tax representations, warranties and covenants set forth in Schedule 5.5 to the Purchase Agreement, as amended, supplemented or otherwise modified from time to time, notwithstanding that an earlier date may be provided therein;

(c)           each of the covenants contained in Section 5.6 of the Purchase Agreement, as amended, supplemented or otherwise modified from time to time; and

(d)           each of the provisions set forth in Sections 8 through 11, inclusive, of the Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

5.             Survival.  The parties hereby agree that each of the representations, warranties and covenants in Section 3 and Section 4 herein, including the representations, warranties and covenants contained in the Purchase Agreement which are assumed by Buyer pursuant to this Assignment Agreement, shall survive this Assignment Agreement and the Agreement and the consummation of the transactions contemplated therein.

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6.             Remedies for Breach.

(a)           The parties agree that any breach of any representations, warranties or covenants contained in this Assignment Agreement (including the representations, warranties and covenants contained in the Purchase Agreement which are assumed by Buyer pursuant to this Assignment Agreement) by Buyer would cause not only financial harm but also substantial and irreparable harm to FMC, such that money damages will not provide an adequate remedy for such harm.  In the event of any such breach by Buyer, in addition to any other rights and remedies it may have (including the remedies set forth in Section 8 of the Purchase Agreement, which provisions are assumed by Buyer pursuant to this Assignment Agreement), FMC shall be entitled to (i) an injunction or injunctions (without the necessity of posting any bond or surety) immediately restraining Buyer from disclosing, transferring or using, in whole or in part, any Borrower Information or Deidentified Data for any purpose whatsoever pending final disposition of the claim of breach (“Breach”), (ii) specific performance (without the necessity of posting any bond or surety) of the covenants of Buyer set forth in Section 3(f) of this Assignment Agreement and Section 5.6 of the Purchase Agreement pending final disposition of the Breach and (iii) upon obtaining a final non-appealable judgment as to the Breach (“Judgment”), specific performance of all of the covenants, agreements and obligations of Buyer set forth in Section 6(b) of this Assignment Agreement. The parties agree that the provisions of this Section 6(a) are necessary for the protection of the business and goodwill of FMC and are considered by each of Seller and Buyer to be reasonable for such purpose.

(b)           In the event that either (i) a Judgment has been obtained or (ii) FMC is treated as the owner of the Residuals by the Internal Revenue Service following the final disposition of any action, suit, claim, investigation or proceeding relating to such matter (a “FMC Ownership Ruling”), each of Seller and Buyer (v) agree that none of Seller, Buyer or any of their respective Affiliates shall disclose, transfer or use, in whole or in part, any Borrower Information or Deidentified Data for any purpose whatsoever without the prior written consent of FMC, (w) agree that none of Seller, Buyer or any of their respective Affiliates shall cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts, without the prior written consent of FMC, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is a party, (x) agree that (A) immediately prior to such Breach or FMC Ownership Ruling, Seller, Buyer and each of their respective Affiliates shall be deemed to have assigned, conveyed, transferred and granted to FMC all of their right, title and interest in and to the Borrower Information and the Deidentified Data, including, without limitation, all such Borrower Information and Deidentified Data that comes into existence after the date of Breach or FMC Ownership Ruling, and agree that thereafter all rights to Borrower Information and Deidentified Data shall revert to and be vested in FMC, (B) FMC, and not Seller, Buyer or any of their respective Affiliates, shall be immediately treated as the sole owner of Borrower Information and Deidentified Data to the maximum extent permitted under all Applicable Law, including but not limited to the Graham-Leach-Bliley Act and other data privacy and security statutes, following the date of such Breach or FMC Ownership Ruling, (C) for the sole purpose of consummating the transfer described in clause (A) of this subsection (x), FMC is granted a power of attorney to act on behalf of Seller, Buyer and each of their respective Affiliates to assign, transfer, convey and grant such rights to

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FMC, which power is coupled with an interest, the value of which is hereby acknowledged by all of the parties and (D) each of Seller, Buyer and each of their respective Affiliates shall promptly send to FMC in electronically readable format all copies of all Borrower Information and Deidentified Data and shall, at the request of FMC, destroy (and certify the destruction of) such Borrower Information and Deidentified Data (other than Deidentified Data in the form of servicer reports or other information provided to the holders of securities of the NCSLT Trusts, which each of Seller, Buyer or any of their Affiliates shall be entitled to retain and use as it sees fit) by (Y) burning, pulverizing or shredding of papers containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed and (Z) ensuring the destruction or erasure of electronic media containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed, (y) if the transfer pursuant to subsection (C) above is not enforceable, agree to immediately grant to FMC, and hereby grant to FMC, an unlimited, perpetual, exclusive, transferable and irrevocable royalty-free license to any and all Borrower Information and Deidentified Data, including all such Borrower Information and Deidentified Data that comes into existence after the date of the Breach and (z) shall immediately provide irrevocable instruction to each servicer of the Student Loans to send to FMC (and not to Seller, Buyer or any of their respective Affiliates) all monthly reports relating to the Student Loans provided by such servicers.  The parties further agree that FMC shall be entitled to an injunction or injunctions to prevent the breach of this Section 6(b) or to enforce specifically the performance of the terms and provisions hereof.  The parties agree that the provisions of this Section 6(b) are necessary for the protection of the business and goodwill of FMC and are considered by each of Seller and Buyer to be reasonable for such purpose.

(c)           Any rights or licenses granted pursuant to this Assignment Agreement are or will be, for all purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property,” within the meaning of the Bankruptcy Code.  Each of Seller and Buyer agrees that FMC as licensee of such rights under this Assignment Agreement, shall retain and may fully exercise all of its rights and elections under Section 365(n) of the Bankruptcy Code.  In the event that a case under the Bankruptcy Code is commenced by or against either Seller or Buyer, each of Seller and Buyer agrees that it will not (a) terminate or reject this Assignment Agreement or (b) assign or sell the intellectual property licensed hereunder without FMC’s written consent.  All rights, powers and remedies of FMC provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity in the event of the commencement of a case under the Bankruptcy Code by or against either Seller or Buyer.  The parties further agree that they intend the foregoing rights to extend to the maximum extent permitted by law, including the right to continue to access any and all Borrower Information and Deidentified Data.

7.             Clarification in Purchase Agreement. Following the execution and delivery of this Assignment Agreement, the parties agree that with respect to each of the representations and warranties of Seller and Vanquish Investor that are being made by Buyer, and each of the

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covenants of Seller and Vanquish Investor that are being assumed by Buyer pursuant to this Assignment Agreement, the name of Buyer shall be deemed to have been substituted for the name of Seller and Vanquish Investor where such name of Seller and Vanquish Investor specifically appears in the representations, warranties and covenants made by Seller and Vanquish Investor in the Purchase Agreement, solely for the limited purpose of clarifying that Buyer is making such representations and warranties, and assuming such covenants, only as to itself and not as to Seller or Vanquish Investor, as of the date hereof.

8.             Amendments. No provision of this Assignment Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties hereto.

9.             Notices. All notices, requests or other communications to or upon any party hereto in connection herewith shall be given in the manner prescribed in the Agreement.

10.           Headings. The section headings used in this Assignment Agreement are for convenience of reference only and shall not be used or construed to define, interpret, expand or limit any provision hereof.

11.           Counterparts. This Assignment Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12.           Governing Law. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

13.           Entire Agreement. This Assignment Agreement and the Agreement (together with their exhibits and schedules) represent the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede and cancel any prior oral or written agreement, letter of intent or understanding with respect to such subject matter.

14.           Successors.  This Assignment Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto, and their respective successors and assigns.

15.           Third Party Beneficiary.  Seller and Buyer hereby agree that FMC is an express third party beneficiary under this Assignment Agreement and that FMC shall have the right to enforce any rights, remedies or benefits under or by reason of this Assignment Agreement as if it were a party to this Agreement to the same extent as Seller.  Except as provided for herein, there are no other third party beneficiaries under this Assignment Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Assignment Agreement has been duly executed by the parties hereto on the date first above written.

BUYER:

[____________]

By:
Name:
Title:

SELLER:

[____________]

By:
Name:
Title:

EXHIBIT A

Certificate of Buyer

For purposes of the questions below:

“Buyer” means [                        ].

“Buyer Principal” means [                        ].

“associated with” means having (i) served as an officer, director, general partner, managing member, trustee (or similar position) or (ii) held more than a 10% ownership, membership or partnership interest at any time.

“Affiliates” means any entity (including predecessors) directly or indirectly controlled by or under common control with Buyer.

1.

Is Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer the subject of any threatened or pending litigation, investigation or regulatory proceeding (including Securities and Exchange Commission proceedings)?

Yes / No

2.	Has Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer ever been involved in or is currently contemplating any bankruptcy, receivership or similar proceeding?	Yes / No

3.	Has Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer filed all income tax returns that they have been required to file, and paid all of its respective taxes?	Yes / No

4.	Has Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer received a federal or state tax assessment?	Yes / No

If the answer to any of the above questions is “yes”, please provide pertinent details below as to the circumstances.